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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MATTRESS FIRM HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 21, 2016

Dear Stockholder:

        The 2016 Annual Meeting of Stockholders of Mattress Firm Holding Corp. (the "Company") will be held on May 31, 2016 at 5:30 p.m., local time, at the Four Seasons Hotel, telephone (713) 650-1300, located at 1300 Lamar Street, Houston, Texas 77010, and I hope you will join us.

        At the meeting, we will be asking you to:

  1.
  Elect two Class II directors for a three-year term to expire in 2019;

  2.
  Consider a non-binding advisory vote on the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company's 2016 Annual Stockholder Meeting proxy statement;

  3.
  Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016; and

  4.
  Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        As explained more fully in the proxy statement included with this notice and in the Company's Notice of Internet Availability of Proxy Materials, you can vote using the Internet, by telephone, by mail or in person, in each case by following the instructions in the proxy statement.

        We urge you to vote your shares at your earliest convenience.

        Thank you very much for your interest in our Company.

Sincerely,

Kenneth E. Murphy III President and Chief Executive Officer Mattress Firm Holding Corp.

MATTRESS FIRM HOLDING CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2016

Dear Stockholders:

        The 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Mattress Firm Holding Corp., a Delaware corporation (the "Company"), will be held at the Four Seasons Hotel, telephone (713) 650-1300, located at 1300 Lamar Street, Houston, Texas 77010, on May 31, 2016 at 5:30 p.m., local time. At the Annual Meeting, you will be asked to:

  1.
  Elect two Class II directors for a three-year term to expire in 2019;

  2.
  Consider a non-binding advisory vote on the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company's 2016 Annual Stockholder Meeting proxy statement;

  3.
  Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016; and

  4.
  Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 11, 2016 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those Stockholders will be open to examination by any Stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the principal executive offices of the Company, 5815 Gulf Freeway, Houston, Texas 77023, for a period of ten days prior to the Annual Meeting.

        Important Notice Regarding the Internet Availability of Proxy Materials.    The Company has saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission rules. On or about April 21, 2016, the Company will mail to its stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the Company's Annual Meeting proxy statement and the Annual Report on Form 10-K for the fiscal year ended February 2, 2016 online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. As described in the Notice, the Company's Annual Meeting proxy statement and the Annual Report on Form 10-K for the fiscal year ended February 2, 2016 are available to you at http://www.proxyvote.com.

        If your shares are held in "street name" in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the Annual Meeting. If you do not instruct your broker on how to vote in the election of directors, your shares will not be voted on this matter.

        All Stockholders are cordially invited to attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Sincerely,

Kindel L. Elam General Counsel and Secretary Mattress Firm Holding Corp.

Houston, Texas
April 21, 2016

MATTRESS FIRM HOLDING CORP.
Proxy Statement—Table of Contents

        The accompanying proxy is solicited on behalf of the Board of Directors of Mattress Firm Holding Corp. for use at the Annual Meeting of Stockholders to be held on May 31, 2016. On or about April 21, 2016 Mattress Firm Holding Corp. began mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com).

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 ABOUT THE ANNUAL MEETING

        Mattress Firm Holding Corp. (the "Company") is required by Delaware law (the state in which the Company is incorporated) to hold an annual meeting of stockholders for the express purpose of allowing the Company's stockholders to vote on those matters reserved to them under Delaware law or the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The State of Delaware, the U.S. Securities and Exchange Commission (the "SEC") and the NASDAQ Global Select Market ("NASDAQ") have rules that govern how the Company must conduct annual stockholder meetings and what rights you may or may not have therein, especially related to how the Company solicits your votes for annual stockholder meetings, the form of proxy that the Company may use, and the information that the Company must provide to you. Below you will find a summary of matters that specifically relate to the 2016 Annual Meeting of Stockholders (the "Annual Meeting" or the "2016 Annual Meeting") and that the Company is required to disclose to you. The Company hopes that you find this summary useful in your understanding of the Annual Meeting process, the Company's business, the directors and the other matters that are pertinent to all of the above.

Date of Annual Meeting	May 31, 2016
Time of Annual Meeting	5:30 p.m., local time
Place of Annual Meeting	Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010 Telephone: (713) 650-1300
Record Date for Annual Meeting (the "Record Date")	April 11, 2016
Attending the Annual Meeting

All stockholders of record are welcome at the Annual Meeting. If you plan to attend, please have proper identification. If your shares are held in street name, please have your most current brokerage account statement with you.

Mailing Date of Proxy Materials	On or about April 21, 2016

Votes to Be Taken at the Annual Meeting	You are voting on:
• Proposal 1: Election of Christopher J. Hadley and Anil Seetharam as Class II directors whose terms expire in 2019 (see page 1);

•

Proposal 2: Consider a non-binding advisory vote on the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company's 2016 Annual Stockholder Meeting proxy statement (see page 3);

• Proposal 3: Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016 (see page 4); and
• Any other business properly coming before the Annual Meeting.
Recommended Vote on Each Proposal	The recommendation of the Board of Directors of the Company (the "Board") can be found with the description of each proposal in this proxy statement. In summary, the Board recommends that you vote:
FOR each of the two nominees for Class II directors;

FOR the approval, on an advisory basis, of the non-binding vote on the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement; and

FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2016.
Vote Required to Pass Each Proposal
Proposal 1—Election of Directors

Directors are elected by plurality vote, which means that the two nominees for director receiving the highest number of votes FOR election will be elected as directors. Stockholders may not cumulate votes for the election of directors or vote for more than two persons for the proposed Class II director seats. If a nominee for director is unable to serve as a director, the Proxy Committee (as defined later in this proxy statement) may, in its discretion, vote for another person as director, as the Board may recommend.

Proposal 2—Non-Binding Advisory Vote on Executive Compensation

While on the ballot, this is only an advisory vote. This means that the Directors will not be required to take any action on this matter regardless of the number of shares voted in favor of or against this proposal. However, the Directors are very keen on understanding the view of the Company's stockholders on the Company's executive compensation program, so your consideration and vote on this matter will be taken seriously by the Board. Nevertheless, the votes that stockholders cast "for" must exceed the number of votes that stockholders cast "against" to approve.

Proposal 3—Ratification of Accountants

To ratify Proposal 3, stockholders holding a majority of the common stock, par value $0.01 per share, of the Company ("common stock") present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR this proposal.

Shares Outstanding on the Record Date and Entitled to Notice of and to Vote at the Annual Meeting	37,133,587 shares of common stock.
Voting of Shares	Each stockholder is entitled to one vote for each share of common stock held as of the Record Date.
Company Principal Executive Offices	5815 Gulf Freeway, Houston, Texas 77023
Company Telephone Number	(713) 923-1090

VOTING YOUR SHARES

Who is soliciting your proxy?	The Board.
Who can vote?	Stockholders of record or beneficial owners at the close of business on the Record Date, April 11, 2016, are entitled to notice of and to vote at the Annual Meeting.
Who is a "stockholder of record"?

You are a stockholder of record if your shares of the Company's stock are registered directly in your own name with the Company's transfer agent, Computershare Trust Company, N.A. (the "Transfer Agent"), as of the Record Date.

Who is a "beneficial owner"?

You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a "nominee") holds your stock and is the stockholder of record. This is often called ownership in "street name" because your name does not appear in the records of the Transfer Agent. If your shares are held in street name, you will receive instructions from the stockholder of record. You must follow the instructions of the stockholder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. As a general matter, brokers have the discretion to vote on routine matters but cannot vote on non-routine matters. The Company believes that only Proposal 3: Ratification of Independent Registered Public Accountants for Fiscal Year 2016 will be considered a routine matter for the Annual Meeting. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the Company that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Broker non-votes will be considered as present for purposes of determining a quorum, but will not otherwise affect voting results.

What is the quorum?

A quorum is required for stockholders to approve or reject proposals. For the purposes of the Annual Meeting, a quorum is the presence in person or by proxy (which includes voting over the Internet) of a majority of the total number of issued and outstanding shares of common stock as of the Record Date entitled to vote at the Annual Meeting. Broker non-votes will be considered as present for purposes of determining a quorum, but will not otherwise affect voting results.

What happens if I don't give specific voting instructions?

If you are a stockholder of record and sign and return your proxy card or vote electronically without making any specific selections, then your shares will be voted in accordance with the recommendations of the Proxy Committee on all matters presented in this proxy statement and as the Proxy Committee may determine in its discretion regarding any other matters properly presented for a vote at the Annual Meeting.

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How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present, but will not be included in vote totals. With regard to the election of directors, votes that are withheld will have no effect. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote "against" the proposals to approve, on an advisory basis, the compensation of our named executive officers and the frequency of the advisory vote on executive compensation, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year.

What is the "Proxy Committee"?

The Proxy Committee was appointed by the Board and is comprised of Kenneth E. Murphy III and Alexander S. Weiss. The Proxy Committee has the authority to vote properly executed proxies that do not otherwise specify specific voting instructions.

How can I vote my shares?	By Internet. You can vote over the Internet at http://www.proxyvote.com by following the instructions on the proxy card.
By Telephone. You can vote your proxy over the telephone by calling 1-800-690-6903 from any touch-tone telephone. You must have your proxy card available when you call.

By Mail.    You can vote by mail by signing, dating and mailing the enclosed proxy card in the postage- paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for delivery if you decide to vote by mail.

At the Annual Meeting.    If you attend the Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting. However, if your shares are held in street name, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the stockholder of record.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 30, 2016.

How can I change my vote?

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, or by voting by ballot at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you specifically request it. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote or by voting by ballot at the Annual Meeting.

Are there other matters to be voted on at the Annual Meeting?

The Board is not aware of any matters not set forth in this proxy statement that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named as the Proxy Committee in this proxy statement will vote as the Board directs.

What is the cost of solicitation?

The Company will bear the entire cost of soliciting the proxies, including the preparation, assembly, printing and mailing of this proxy statement. The Company has retained Broadridge Financial Solutions, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting and has agreed to pay approximately $27,390, plus reasonable out-of-pocket expenses, to Broadridge Financial Solutions, Inc. for proxy solicitation services. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronic communications or by other means without additional compensation.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting. The Company will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the date of the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's business and affairs are managed under the direction of the Board. Our Amended and Restated Certificate of Incorporation provides for at least three and no more than 15 members to serve on the Board. Currently, 11 members may serve on our Board. The membership of the Board is divided into three classes of three or four directors who serve in staggered three year terms. The Company believes that a staggered Board is the most effective way for the Board to be organized because it ensures greater certainty of continuity from year-to-year, which provides stability in organization and experience. As a result of the three classes, at each annual meeting of stockholders, three or four directors are elected for a three-year term, while the other directors do not have to stand for election as their term is not then expiring.

        At the 2016 Annual Meeting, stockholders will be voting on a new slate of Class II directors. The persons who currently serve as Class II directors: Charles R. Eitel, David A. Fiorentino and Frederick C. Tinsey III previously notified the Company that they intend to retire at the end of their current term which expires upon the election of new Class II directors at the Annual Meeting. Additionally, Ronald J. Mittelstaedt, who also held a Class II director position, resigned from the Board in December 2015. As such, the Board has not presented Messrs. Eitel, Fiorentino, Mittelstaedt or Tinsey for re-election and has proposed an entirely new slate of Class II directors. The two persons nominated to serve as Class II directors are Christopher J. Hadley and Anil Seetharam, each of whom has agreed to serve as a director if elected. Each of Messrs. Hadley and Seetharam, if elected, will hold a three-year term of office from the date of his election until the election and qualification of his successor at the Company's 2019 annual meeting of stockholders.

        The Board has determined that each of Messrs. Hadley and Seetharam qualifies as (i) an "outside director," as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) a "non-employee director," as such term is used in Rule 16b-3 under the Exchange Act, and (iii) an "independent director," as defined in Rule 5605(a)(2) of the NASDAQ Rules. The Board has also determined that each of Messrs. Hadley and Seetharam meets the heightened independence requirements under the NASDAQ Rules applicable to members of an audit committee.

        The Board has not presented a third or fourth nominee for election with respect to the remaining Class II director seats and as such, there will be two vacancies with respect to Class II which will not be filled at the Annual Meeting. Although the Board's Nominating and Corporate Governance Committee is diligently searching for one or more new members to fill these vacancies, at this time the Board has not found any additional suitable candidates to present for election at the Annual Meeting. The Board intends to fill these vacancies as soon at it identifies qualified candidates. Stockholders may not vote for more than two persons with respect to the Class II director seats that will be filled at the Annual Meeting.

        As discussed under "Mattress Firm Holding Corp. Board—Committees of the Board—Nominating and Corporate Governance Committee", the Nominating and Corporate Governance Committee annually reviews the composition of the Board and the committees of the Board to ensure there is the proper combination of skill, expertise, competence, qualification and experience on the Board and that each committee is properly constituted to maximize its efficiency and effectiveness. In addition, the Nominating and Corporate Governance Committee also annually reviews the criteria that it and the Board consider important for the totality of the Board to possess as well as the overall effectiveness of the Board and each of its committees. To that end, the Nominating and Corporate Governance Committee seeks to populate the Board with a set of individuals that possess as many of such criteria as practical, realizing that it is merely aspirational to seek a Board where every member has every desirable skill, qualification, experience and attribute. Nevertheless, the Nominating and Corporate Governance Committee believes that it has assembled an exemplary group of leaders who possess the skills, qualifications, experience and attributes necessary to guide the Company to continued success.

        At a minimum, each director should possess the highest ethics and integrity, and demonstrate an unwavering commitment to representing your long-term interests. Each director should also have individual business experience and sound business judgment. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. All of the director nominees have experience in the oversight of companies as a result of their service on the governing bodies of other companies and their involvement in the other organizations described below. This diverse and complementary set of skills, experience and backgrounds creates a highly qualified and independent Board.

        Set forth below you will find certain information for each of the nominees, which the Company believes evidences his qualifications to serve on the Board.

Nominees for Election as Class II Directors for a Term Ending 2019

        Christopher J. Hadley.    Mr. Hadley is a Managing Director with Berkshire Partners, LLC, a Boston-based private equity firm that has raised nine private equity funds with aggregate capital commitments of over $16 billion, and has extensive experience with retail and consumer goods companies. Mr. Hadley joined Berkshire Partners in 1998 and became a Managing Director in 2006. Prior to joining Berkshire Partners, Mr. Hadley worked as a consultant in the Private Equity Practice at Bain & Co. He also worked in the consumer products industry consulting to General Mills, ConAgra Foods and Borden Foods in the areas of marketing and product development. Since 2012 Mr. Hadley has served on the board of directors of Farm Boy, Inc., a Canada-based grocery retailer, and is the chairman of Farm Boy's board of directors and also member of its audit committee. Mr. Hadley has also, since 2006, served on the board of NEW Asurion Corporation, a provider of wireless subscriber services and consumer product protection programs. He previously served on the board of directors, as a member of the audit committee, of each of Grocery Outlet, Inc., a grocery retailer, from 2009 until 2015, and of Masterplan, Inc., a provider of medical equipment services, from 2007 until 2011. Mr. Hadley is a member of the Board of Trustees of Dana-Farber Cancer Institute and The Belmont Hill School. The Board has nominated Mr. Hadley to serve as a director because of his knowledge of acquisitions and capital market transactions, his years of experience in the private equity industry and experience as a director of retail industry companies, as well his breadth of board experience.

        Anil Seetharam.    Mr. Seetharam is a Managing Director with Stockbridge Partners, LLC, an investment group affiliated with Berkshire Partners focused on marketable securities with assets under management of nearly $2 billion. Mr. Seetharam joined Stockbridge Partners in February 2007 as a member of the Stockbridge investment team and became a Managing Director in December 2014. Prior to joining Stockbridge Partners in 2007, Mr. Seetharam was previously an associate at Berkshire Partners, a business analyst at McKinsey & Co., a consulting firm, and a vice president at Reservoir Capital, an investment firm. The Board has nominated Mr. Seetharam to be a director because of his knowledge of public markets and private company dynamics based on his years of experience in investing in the public and private equity markets.

        The Board expects each of the nominees to be available for election. However, if either nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Proxy Committee may, in its discretion, substitute another person as a nominee. In that case your shares will be voted, at the discretion of the Proxy Committee, for that other person.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
TWO NOMINEES FOR ELECTION TO THE BOARD AS CLASS II DIRECTORS.

 PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company seeks your advisory vote on the compensation of the Company's named executive officers as described in the "Executive Compensation—Compensation Discussion and Analysis" section, tabular disclosure regarding such compensation and accompanying narrative disclosure set forth in this proxy statement. The Company asks that you support the compensation of its named executive officers as disclosed below. Your vote is advisory only, and therefore non-binding, but the Company can assure you that whatever the outcome of the vote, the Compensation Committee and the Board will review the results carefully and take the results into account in future compensation decisions.

        As described in greater detail in the "Executive Compensation—Compensation Discussion and Analysis" section, the Company's compensation program for its named executive officers was designed to attract and retain experienced and qualified executive officers, to incentivize them to achieve overall business results and individual performance goals and to support the Company's strategic objectives by aligning the interests of the Company's executive officers with those of the Company's stockholders through the use of operational and financial performance goals and equity-based compensation. The Compensation Committee believes the Company's executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders' long-term interests.

        The Company believes that its programs are currently structured in the best manner possible to sustain its organizational and strategic goals.

        Stockholders are being asked to vote on the following resolution:

          RESOLVED:     That the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the "Executive Compensation—Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company's 2016 Annual Stockholder Meeting proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE "EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS" SECTION, THE TABULAR DISCLOSURE REGARDING SUCH COMPENSATION, AND THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2016

        The Audit Committee of the Board (the "Audit Committee") has appointed Deloitte & Touche LLP to serve as the Company's independent registered public accountants for the fiscal year that will end on January 31, 2017 ("fiscal 2016" or "fiscal year 2016"). The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and if present, the representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte & Touche LLP.

THE BOARD RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2016.

MATTRESS FIRM HOLDING CORP. BOARD

        In our fiscal year ended February 2, 2016 ("fiscal 2015" or "fiscal year 2015"), the Board held 11 meetings. Each of the incumbent directors attended more than seventy-five percent of the meetings of the Board and committees of which he was a member. The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders of the Company; however, each person who was a member of the Board at the time of the Company's 2015 annual meeting of stockholders attended that annual meeting of stockholders. Each person who is nominated for election at the Annual Meeting, as well as each incumbent director whose term shall continue after the Annual Meeting, is expected to attend the Annual Meeting.

        The Company is committed to ensuring that the views of the Company's stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders may communicate with any of the directors by sending a letter to the director, c/o Secretary, Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, Texas 77023. All such letters will be promptly forwarded to the respective director by the Secretary.

Leadership of the Board

        The Board is responsible for the oversight of the Company's overall strategy and operations. The Board is committed to objective oversight of the Company's management, especially through its independent leadership and committee membership.

        The Company has a Chief Executive Officer who is responsible for the general management, oversight, leadership, supervision and control of the day-to-day business and affairs of the Company, and ensures that all directions of the Board are carried into effect. The Board is led by a Chairman who is responsible for presiding over all meetings of the Board and the Company's stockholders, and providing advice and counsel to the Chief Executive Officer and other Company officers regarding the Company's business and operations. The Company does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. The Company also does not have a fixed policy requiring that its Chief Executive Officer be a member of the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate.

        The Board also has a Lead Director who is responsible for facilitating the functioning of the Board independently of the Company's management, providing independent leadership to the Board and ensuring that the views of the Board's independent members are appropriately promoted and considered by the Board as a whole.

The Board's Role in Risk Oversight

        The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material effect on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company's auditors, including through an annual risk assessment presentation to the Board. The Board has delegated certain risk assessment responsibilities to the Audit Committee, its compensation committee (the "Compensation Committee") and its nominating and corporate governance committee (the "Nominating and Corporate Governance Committee"). In particular, the Audit Committee focuses on financial risk, including internal controls covering the safeguarding of assets and the accuracy and completeness of financial reporting. The Compensation Committee sets compensation programs for management to ensure that compensation decisions both represent sound fiscal policy as well as enables the Company to attract, retain and motivate qualified personnel. The Nominating and Corporate Governance Committee oversees the Board's annual self-evaluation, manages the director nomination process to ensure the selection of appropriate and qualified persons, and reviews and recommends corporate governance principles applicable to the Company's executive officers. These committees meet regularly and report their findings to the Board throughout the year.

Committees of the Board; Director Independence

        The Board has a complex set of duties and responsibilities, both practically and as provided under Delaware law, rules and regulations promulgated by the SEC and NASDAQ, the Company's Amended and Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws. However, to govern a modern corporation, there are numerous activities that must be performed and that are more effectively and efficiently performed by smaller groups of people. To do this, Delaware law gives the Board the authority to establish committees of the Board to take on directed duties. Moreover, various regulatory bodies with jurisdiction over the Company mandate certain committees and other various applicable laws give the Board the latitude to satisfy some of its duties and responsibilities through these committees.

        To this effect, the Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The below table reflects the membership of each standing committee as of April 11, 2016.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert E. Creager	Chair(1)		X
Charles R. Eitel(2)	(1)		Chair
David A. Fiorentino(2)		X(3)	X
Joseph M. Fortunato	(1)
Adam L. Suttin		X(3)
Frederick C. Tinsey III(2)	X(1)		X
William E. Watts		Chair(3)	X

(1)
The Board has determined that each of Messrs. Creager and Tinsey is an "audit committee financial expert" as defined in applicable SEC rules, that each has the requisite financial sophistication required under the applicable NASDAQ Rules and that each is an "independent director," as defined in Rule 5605(a)(2) of the NASDAQ Rules and Section 10A(m)(3) of the Exchange Act, as well as meets the heightened independence requirements under the NASDAQ Rules applicable to members of an audit committee. The Board also determined that former Audit Committee members Messrs. Eitel and Fortunato met these requirements until March 20, 2015 and February 23, 2016, respectively, when they became officers of portfolio companies of J.W. Childs Associates, Inc., the Company's largest stockholder. As a result thereof Messrs. Eitel and Fortunato became affiliated persons of the Company, no longer satisfying the heightened independence standards applicable to audit committee members under the NASDAQ Rules, and were removed from their respective positions on the Audit Committee on March 20, 2015 and February 23, 2016, respectively.

(2)
Messrs. Eitel, Fiorentino and Tinsey, Class II directors, will retire from the Board effective upon the election and qualification of their successors at the Annual Meeting.

(3)
The Board has determined that each of Messrs. Fiorentino, Suttin and Watts qualifies as (i) an "outside director," as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) a "non-employee director," as such term is used in Rule 16b-3 under the Exchange Act, and (iii) an "independent director," as defined in Rule 5605(a)(2) of the NASDAQ Rules, as well as meets the heightened independence requirements under the NASDAQ Rules applicable to members of a compensation committee. The Board considered the transactions identified below under "Corporate Governance—Certain Relationships and Related Transactions" in determining the independence of each of Messrs. Fiorentino, Suttin and Watts and concluded that such transactions did not affect his independence.

        Each committee operates under a charter approved by the Board. A copy of each committee's charter is posted on the Corporate Governance section of the Investor Relations section of the Company's website, http://www.mattressfirm.com. The membership, principal duties and responsibilities of each committee are set forth below.

  Audit Committee

        The Audit Committee's charter provides that the principal duties and responsibilities of the Audit Committee include:

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  appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and reviewing and appraising the audit efforts of the Company's independent registered public accounting firm;

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  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

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  engaging independent counsel and other advisers, as necessary;

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  reviewing and pre-approving various services provided by accountants retained by the committee;

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  serving as an independent and objective party to oversee the Company's internal controls and procedures system;

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  providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board; and

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  overseeing any other such matters as the Board shall deem appropriate from time to time.

        In addition, all audit and non-audit services, other than de minimis non-audit services, provided by the Company's independent registered public accounting firm must be approved in advance by the Audit Committee. In fiscal 2015, the Audit Committee held eight meetings.

        Additional information regarding the Audit Committee and the Company's independent registered public accounting firm is disclosed under the heading "Audit Committee Matters—Independent Registered Public Accounting Firm" and "Audit Committee Matters—Audit Committee Report" elsewhere in this proxy statement.

  Compensation Committee

        The Compensation Committee's charter provides that the principal duties and responsibilities of the Compensation Committee include:

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  reviewing and approving corporate and individual goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of the goals and objectives;

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  reviewing and approving executive officer compensation;

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  reviewing and approving the chief executive officer's compensation based upon the compensation committee's evaluation of the chief executive officer's performance;

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  making recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administering the Company's existing incentive compensation and equity-based plans;

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  making recommendations to the Board regarding compensation of the board members and its committee members;

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  reviewing and discussing with management the compensation discussion and analysis to be included in the Company's filings with the SEC and preparing an annual compensation committee report for inclusion in the Company's annual proxy statement;

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  reviewing and approving generally any significant non-executive compensation and benefits plans;

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  reviewing the Company's significant policies, practices and procedures concerning human resource-related matters; and

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  overseeing any other such matters as the Board shall deem appropriate from time to time.

        In fiscal 2015, the Compensation Committee met three times. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of committee members, but has not exercised this authority.

  Nominating and Corporate Governance Committee

        The committee's charter provides that the principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

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  recruiting and retention of qualified persons to serve on the Board;

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  proposing such individuals to the Board for nomination for election as directors;

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  evaluating the performance, size and composition of the Board;

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  compliance activities; and

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  overseeing any other such matters as the Board shall deem appropriate from time to time.

        In fiscal 2015, the Nominating and Corporate Governance Committee met four times.

        The Nominating and Corporate Governance Committee is responsible for reviewing with the entire Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. The Board believes that directors should bring to the Company a variety of perspectives and skills that are derived from high quality business and professional experience and that are aligned with the Company's strategic objectives. Although the Company does not have a formal policy considering diversity in identifying nominees for director, the Board and the Nominating and Corporate Governance Committee generally consider an array of factors, including all aspects of diversity. Other factors considered by the Board and the Nominating and Corporate Governance Committee include, without limitation, an individual's personal and professional ethics, integrity, business sense, interest in the Company and commitment to representing the long-term interests of the Company's stockholders. The Nominating and Corporate Governance Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The composition of the Board should at all times adhere to the standards of independence promulgated by applicable NASDAQ and SEC rules. The Company also requires that directors be able to attend all board and applicable committee meetings. In this respect, directors are expected to advise the Nominating and Corporate Governance Committee in advance of accepting any other public company directorship.

        The Nominating and Corporate Governance Committee identifies nominees for election to the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and Board may be consulted for suggestions as to individuals meeting the criteria above. Research may also be performed to identify qualified individuals.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        The Company has adopted a written code of business conduct and ethics that applies to the Company's directors, officers, employees and certain other persons, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The current version of the code is posted on the Corporate Governance section of the Investor Relations section of the Company's website, http://www.mattressfirm.com. The Company's website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Certain Relationships and Related Transactions

        The Board has adopted written policies and procedures for the review, approval or ratification of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and one of the Company's executive officers, directors, director nominees, 5% stockholders (or their immediate family or household members) or any firm, corporation or other entity in which any of the foregoing persons has a position or relationship (or, together with his or her immediate family members, a 10% or greater beneficial ownership interest) (each, a "Related Person") has a direct or indirect material interest.

        If a Related Person proposes to enter into such a transaction, arrangement or relationship (a "Related Person Transaction"), the Related Person must report the proposed transaction to the Company's Compliance Officer. If the Compliance Officer determines that the proposed transaction is a Related Person Transaction, it shall be submitted to the Audit Committee for consideration. The policy also permits the chair of the Audit Committee to review and, if deemed appropriate, approve proposed Related Person Transactions that arise between Audit Committee meetings.

        In the event the Company becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under this policy, such ongoing or pending transactions will be submitted to the Audit Committee or the chair of the Audit Committee promptly. Based on the conclusions reached, the Audit Committee or the chair will evaluate all options, including ratification, amendment or termination. If the transaction is completed, the Audit Committee or the chair will determine if rescission of the transaction and/or any disciplinary action is appropriate, and will ask the Compliance Officer to evaluate the Company's controls and procedures to determine the reason the transaction was not submitted for prior approval.

        A Related Person Transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the Related Person's interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

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  the benefits to the Company;

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  the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;

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  the availability of other sources for comparable products or services;

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  the terms of the transaction; and

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  the terms available to unrelated third parties or to employees generally.

        The Audit Committee may approve or ratify a Related Person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company's best interests. The Audit Committee may impose any conditions on the Related Person Transaction that it deems appropriate.

  Registration Rights Agreement

        In connection with the Company's initial public offering in November 2011(the "IPO"), certain indirect holders of the Company's equity immediately prior to the IPO became parties to a registration rights agreement with the Company. In October 2014, Robert D. Killgore, the Company's Chief Operating Officer during fiscal 2015, and affiliate trusts of Dale R. Carlsen, a Class III director, also became parties to the registration rights agreement in connection with the Company's acquisition of all of the outstanding equity interests in The Sleep Train, Inc. ("Sleep Train"). Pursuant to the registration rights agreement, J.W. Childs Associates, Inc. ("J.W. Childs"), which indirectly owns an aggregate of 13,599,280 shares of the Company's common stock as of April 11, 2016, has a right to require the Company to register its shares under the Securities Act of 1933, as amended (the "Securities Act"). Holders of the remaining shares of the Company's outstanding common stock immediately prior to the IPO who became parties to the registration rights agreement, including certain executive officers of the Company, and also Mr. Killgore and the affiliated trusts of Mr. Carlsen are entitled to include their shares of common stock in any such registrations, subject to the ability of the underwriters to limit the number of shares included under certain circumstances. The Company is obligated to pay all fees, costs and expenses of any such registration, other than underwriting discounts and commissions. In April 2015, pursuant to the registration rights agreement, the Company registered 1,505,000 shares of common stock offered for sale by certain affiliates of J.W. Childs and one of our executive officers at the time. The Company did not receive any proceeds from the offering, and in accordance with the registration rights agreement, paid $0.5 million in costs related to the offering.

  Corporate Office Leases—Rocklin, California

        In December 15, 2010 and January 1, 2012, Sleep Train entered into commercial lease agreements for the office buildings located at 2205 Plaza Drive, Rocklin, California and 2204 Plaza Drive, Rocklin, California, respectively. The landlord of the property located at 2204 Plaza Drive is Cabernet

Sunsets, LLC, a California limited liability company of which Mr. Carlsen beneficially owns approximately 55.5% ("Cabernet Sunsets"). Cabernet Sunsets owned the property located at 2205 Plaza Drive until September 1, 2015, when the property was sold to a party not affiliated with Mr. Carlsen. The leases, the terms of which were entered into several years prior to the consummation of the Sleep Train acquisition by the Company, have 10 year terms and minimum monthly rent obligations that are marginally above current market rates. The amount that the Company paid in rent to Cabernet Sunsets for fiscal year 2015 was approximately $0.5 million, in the aggregate, for both leases. Of this amount, Mr. Carlsen held an interest in approximately $0.2 million, on a gross profits basis. As these commercial lease agreements were ongoing related party transactions at the time of the Sleep Train acquisition, the Audit Committee reviewed the terms of the transactions and determined that the terms were not inconsistent with the Company's best interests to an extent requiring termination of the leases.

  Securities Offering

        On February 3, 2016, the Company entered into a share purchase agreement with Mr. Stagner, at that time the Company's Chief Executive Officer, and Winter Street Opportunities Fund, L.P. and JWC Fund III Coinvest, LLC, investment funds affiliated with J.W. Childs, our largest stockholder. Pursuant to the share purchase agreement, the Company agreed to issue, by means of a private offering exempt from registration pursuant to Section 506 of Regulation D of the Securities Act, an aggregate of 699,300 shares of common stock at a price of $35.75 per share (in excess of the price of the Company's common stock at the close of trading on February 2, 2016) to Mr. Stagner and the investment funds. The Board approved the offering and the price at which the shares were offered. The Company closed the transaction on February 5, 2016, with Mr. Stagner purchasing 139,860 shares and the investment funds purchasing, in aggregate, 559,440, shares. The Company used the approximately $25 million in capital that it raised from the offering to fund a portion of the cash purchase price necessary to complete the Company's purchase of all of the outstanding equity interests in HMK Mattress Holdings, LLC, the holding company of Sleepy's, LLC and related entities.

  Other Relationships

        Investment funds associated with J.W. Childs indirectly own 36.6% of the Company's outstanding common stock as of April 11, 2016. Although J.W. Childs does not directly or indirectly own shares of common stock representing more than 50% of the voting power of the Company's common stock, J.W. Childs could exercise a significant influence over the Company's business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends. Similarly, these investment funds associated with J.W. Childs may be able to determine matters requiring stockholder approval.

        J.W. Childs and its affiliates are not subject to any contractual obligations to retain their ownership interest in the Company. There can be no assurance as to the period of time during which J.W. Childs and its affiliates will maintain their ownership of the Company's common stock.

        Mr. Carlsen holds a minority interest in a limited liability company that holds a minority ownership interest, of less than 5%, in the Sacramento Kings National Basketball Association team and related assets. The Company's wholly-owned subsidiary, Sleep Train, has a sponsorship agreement with the Sacramento Kings, which includes naming rights to the basketball arena in which the team played until April 2016 and other benefits relating to the new basketball arena in Sacramento.

Procedures for Stockholders to Recommend Director Nominees

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with the Company's Amended and Restated Bylaws. In order to recommend a candidate, a stockholder must notify the Company's Secretary in writing at Secretary, Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, Texas 77023.

        For a stockholder's recommendation to be considered for the 2017 Annual Meeting of Stockholders, a stockholder's notice must be delivered by a date that is not less than 90 or more than 120 days prior to May 31, 2017. However, if the date of the 2017 Annual Meeting is more than 30 days before or after May 31, 2017, notice by the stockholder must be delivered on or before the close of business on the 15th day after the day on which we first publicly announce the date of the 2017 Annual Meeting. Any notice to the Secretary must include the following:

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  as to each candidate that the stockholder proposes for election or reelection as a director:

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  all information relating to such candidate that would be required to be disclosed in solicitations of proxies for the election of such candidate as a director pursuant to Regulation 14A under the Exchange Act;

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  such candidate's written consent to serve as a director if elected; and

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  a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the candidate, and his or her respective affiliates or associates, on the other hand.

  •
  as to the stockholder:

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  the name and address of the stockholder and any other stockholder or affiliate on whose behalf the nomination is made;

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  the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder and any other stockholder or affiliate on whose behalf the nomination is made;

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  a description of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a "Derivative Instrument") directly or indirectly owned beneficially or of record by such stockholder, and any other stockholder or affiliate on whose behalf the nomination is made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, or any other stockholder or affiliate on whose behalf the nomination is made;

  •
  any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, and any other stockholder or affiliate on whose behalf the nomination is made, has a right to vote any securities of the Company;

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  any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, and any other stockholder or affiliate on whose behalf the nomination is made, is a general partner or beneficially owns an interest in a general partner,

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    any performance-related fees (other than an asset-based fee) that such stockholder, and any other stockholder or affiliate on whose behalf the nomination is made, is entitled to, based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments;

    •
    any other information relating to such stockholder, and any other stockholder or affiliate on whose behalf the nomination is made, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act;

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    a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

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    whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company's voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees.

        In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company, within 10 days of receipt of the form of questionnaire from the Company.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2015 were David A. Fiorentino, Adam L. Suttin, William E. Watts, and until December 17, 2015, Ronald J. Mittelstaedt. Mr. Mittelstaedt resigned from the Board and the committees on which he served effective December 17, 2015. During fiscal 2015, there were no compensation committee interlocks between the Company and any other entity involving the Company's or such entity's executive officers or board members.

Directors Continuing in Office

  Class III Directors—Term Ending 2017

        Dale R. Carlsen was elected to the Board in October 2014 in connection with the Company's consummation of the Sleep Train acquisition. Mr. Carlsen currently serves as a director and as President and Chief Executive Officer of Ticket to Dream Foundation, a public charitable foundation supporting foster children and other charitable causes. Prior to heading Ticket to Dream Foundation, Mr. Carlsen was part of the Company's senior executive team, serving as the Company's Executive Vice Chairman and Chief Philanthropy Officer from September 2015 until November 2015, and as the Company's President and Chief Strategy Officer from October 2014 until September 2015. Mr. Carlsen founded Sleep Train in 1985 and served as its Chief Executive Officer from its formation until its purchase by Mattress Firm, Inc. in October 20, 2014. Mr. Carlsen entered the mattress industry in 1980, while still in college, working for California Mattress Company, a Lady Americana manufacturer. Mr. Carlsen's former experience serving as part of the Company's senior executive leadership team and his former experience as Chief Executive Officer of Sleep Train, coupled with his in-depth knowledge of the Company's industry, led to the conclusion that he should serve as a director of the Company.

        John W. Childs joined the Company as a director in August 2007. Mr. Childs has been Chairman and Chief Executive Officer of J.W. Childs, a private equity firm and one of the Company's principal stockholders, since 1995. From 1991 to 1995, Mr. Childs was Senior Managing Director of Thomas H. Lee Partners, a private equity firm, and from 1987 to 1990 was a Managing Director of Thomas H. Lee Partners. Prior to 1987, Mr. Childs was associated with the Prudential Insurance Company of America ("Prudential"), an insurance company, for 17 years where he held various executive positions in the investment area, ultimately serving as Senior Managing Director in charge of the Capital Markets Group at which time he was responsible for Prudential's approximately $77 billion fixed income portfolio, including all the Capital Markets Group's investments in leveraged acquisitions. He is currently a director of Kosta Browne Winery, LLC, KeyImpact Sales & Systems, Inc., Esselte Ltd., a supplier of office supplies, WS Packaging Group, Inc., a company that manufactures pressure sensitive labels for the food, beverage, personal care, household, commercial, promotional, industrial, direct mail, and pharmaceutical markets, and Simcom, Inc., a provider of aircraft simulator training services. He was previously a director at Sunny Delight Beverages Co., a producer of juice-based drinks in North America, Advantage Sales and Marketing, Inc., a sales and marketing agency, and CHG Healthcare Services, Inc., a healthcare staffing provider. Mr. Childs's experience serving as a director of various companies, including his experience with Mattress Firm, and his expertise in private equity led to the conclusion that he should serve as a director of the Company.

        Joseph M. Fortunato joined the Company as a director in October 2012 and served on the Audit Committee from March 2015 until February 2016. Mr. Fortunato served as the Chairman, President and Chief Executive Officer of General Nutrition Centers, Inc. (NYSE: GNC), a retailer of nutritional supplements, from November 2005 until August 6, 2014, when he resigned from the Company. Mr. Fortunato became a member of the GNC board of directors in March 2007. Mr. Fortunato served as Senior Executive Vice President and Chief Operating Officer of GNC from June 2005 until November 2005. Beginning in November 2001 until June 2005, Mr. Fortunato served as Executive Vice President and Chief Operating Officer of General Nutrition Companies, Inc., a predecessor to GNC that was founded in 1935. From October 2000 until November 2001, he served as its Executive Vice President of Retail Operations and Store Development. Mr. Fortunato began his employment with General Nutrition Companies, Inc. in October 1990 and has held various positions, including Senior Vice President of Financial Operations from 1997 to 1998, and Director of Financial Operations from 1990 to 1997. In addition to serving on the board of directors of GNC and the Company, Mr. Fortunato currently serves on the board of directors of Sprout Farmers Markets, LLC, a specialty grocery chain, and on the board of directors of Cycle Gear, Inc., a retailer of motorcycle parts and apparel. He also serves as a consultant to Cycle Gear. Mr. Fortunato's years of experience with a publicly-traded retail company, both as a director and a member of management, and his perspective of day-to-day operations in the retail industry led to the conclusion that he should serve as a director of the Company.

        Adam L. Suttin joined the Company as a director in August 2007 and was a member of the Audit Committee until his resignation from the committee in February 2012. Mr. Suttin is a Partner of one of the Company's principal stockholders, J.W. Childs, which he co-founded in July 1995. Previously, Mr. Suttin was an associate at Thomas H. Lee Partners, where he was employed from 1989 until 1995. Mr. Suttin is currently a director of Kosta Browne Winery, LLC, a boutique California winery, The NutraSweet Company, a producer of sugar-free sweeteners, Tile Shop Holdings, Inc., a retailer of tile and other specialty flooring and décor solutions, Comoto Holdings, Inc., Shoe Sensation, Inc., KeyImpact Sales & Systems, Inc. and Esselte Ltd. He has also served as a director of Brookstone, Inc., a retailer, JA Apparel Corp., a clothing company, Sunny Delight Beverages Co., Pinnacle Foods and Advantage Sales and Marketing, Inc. Mr. Suttin's experience as a co-founder of J.W. Childs, coupled with his experience as a director of various companies, including Mattress Firm, led to the conclusion that Mr. Suttin should serve as a director of the Company.

  Class I Directors—Term Ending 2018

        Robert E. Creager joined the Company as a director in June 2014 and is the chairman of the Audit Committee. Mr. Creager has over 40 years of public accounting and industry experience. He joined the Houston office of Pricewaterhouse Coopers LLP, a public accounting and professional services firm, in 1980 and became Assurance Partner in 1982, a position he held until his retirement from practice in

2009. He served as Audit Practice Leader for the Houston office of Pricewaterhouse Coopers LLP from 2001 to 2007. Mr. Creager is a certified public accountant and serves as a director of USA Truck, Inc. (NASDAQ: USAK), a transportation and logistics company, and Houston International Insurance Group, Ltd., an insurance holding company. Since 2010, he has also served as Director and Treasurer of the Texas Tri-Cities Chapter of the National Association of Corporate Directors and is a NACD Governance Fellow. Mr. Creager is also an Advisory Director for the Sam Houston Area Council Boy Scouts of Amerca. Mr. Creager served on the board of directors of GeoMet, Inc. (OTC: GMET), a company engaged in the exploration for and the development and production of natural gas from coal seams, from 2011 until 2013. Mr. Creager's extensive financial experience and his corporate governance knowledge and insight, as well as his ability, as a Houston resident, to advise management locally, led to the conclusion that he should serve as a director of the Company.

        R. Stephen Stagner has been the Executive Chairman of the Company and Chairman of the Board since March 2016. Mr. Stagner has served as a director of the Company since February 2010. Mr. Stagner has held varying positions of senior leadership since he joined the Company as a result of the merger between Mattress Firm and his former Mattress Firm franchise, Elite Management Team ("Elite"), in 2005. Mr. Stagner served as the Company's Chief Operating Officer from January 2005 until February 2006, as Executive Vice President and Chief Operating Officer from February 2006 until February 2010, as President and Chief Executive Officer from February 2010 until October 2014, and as Chief Executive Officer from October 2014 until March 2016. From 1996 to 2004, Mr. Stagner was the Chief Executive Officer of Elite. Mr. Stagner has over 20 years of experience in the bedding industry, including employment with mattress manufacturers Sealy Corporation and Simmons Bedding Company, and owning and operating the largest franchise in the Mattress Firm network while with Elite. Mr. Stagner has also served in various capacities with the Mattress Firm Foundation, a charitable organization engaged in the fight against pancreatic cancer, including as its President since January 2011 and as a director from January 2007 until December 2010. Since October 2009, Mr. Stagner has served as a director of Rusche College of Business Advisory Council at Stephen F. Austin State University. Mr. Stagner also currently serves on the advisory board of TGEN, a non-profit genomics research institute. Mr. Stagner's experience as a member of the Company's most senior leadership, coupled with his in-depth knowledge of the Company's industry, led to the conclusion that he should serve as a director of the Company.

        William E. Watts joined the Company as a director in January 2007. Mr. Watts is a Partner of J.W. Childs. Prior to joining J.W. Childs in 2001, Mr. Watts was President and Chief Executive Officer of General Nutrition Companies, Inc. from 1991 until 2001. Prior to being named President and Chief Executive Officer in 1991, Mr. Watts held the positions of President and Chief Operating Officer of General Nutrition, President and Chief Operating Officer of General Nutrition Center, Senior Vice President of Retailing and Vice President of Retail Operations. Mr. Watts currently serves as chairman of the board of directors of Tile Shop Holdings, Inc., Cycle Gear Inc., and Shoe Sensation, Inc., and was chairman of the board of directors of JA Apparel Corp., EmployBridge, Inc., a provider of staffing services, Fitness Quest, Inc., a supplier of fitness and exercise equipment and Murray's Discount Auto Stores. Additionally, Mr. Watts was a director of Brookstone, Inc., Equinox Fitness Clubs, Royal Numico and Bass Pro Shops. Mr. Watts' experience as a director of various companies, including Mattress Firm, as well as his experience as chief executive officer of a company with a well-known brand, led to the conclusion that he should serve as a director of the Company.

Class II Directors With Terms Expiring at 2016 Annual Meeting

        Charles R. Eitel joined the Company as a director in January 2012 and is the chairman of the Company's Nominating and Corporate Governance Committee. Mr. Eitel also served on the Company's Audit Committee until March 20, 2015. Mr. Eitel has been the chief executive officer of WS Packaging Group, Inc. since March 20, 2015. Mr. Eitel co founded Eitel & Armstrong in December 2009, a consulting practice that provides hands on operating and financial guidance to middle market companies and in which, until March 2014, Mr. Eitel held an ownership interest. Mr. Eitel is also a partner at E&A Advisors, which provides financial advice to middle market companies on capital formation, acquisitions, divestures, restructurings and private placements. Prior to forming Eitel & Armstrong, Mr. Eitel served as Chairman and Chief Executive Officer of Simmons Bedding Company from January 2000 until September 2008. Mr. Eitel currently serves on the board of directors of Duke Realty Corporation and American Fidelity Assurance Corporation. Mr. Eitel's extensive experience in the Company's industry, as well as his experience as a director of various companies, led to the conclusion that he should serve as a director of the Company. Mr. Eitel notified the Board that he will retire from the Board effective upon the election and qualification of new Class II directors at the Annual Meeting.

        David A. Fiorentino joined the Company as a director in August 2007 and is currently a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Fiorentino was a member of the Audit Committee until his resignation from the committee in October 2012. Mr. Fiorentino is a Partner at J.W. Childs, which is one of the Company's principal stockholders. Prior to arriving at J.W. Childs in July 2000, Mr. Fiorentino worked in the investment banking division of Morgan Stanley. He is currently a director of KeyImpact Sales and Systems, Inc., a food service sales and marketing agency, and WS Packaging Group, Inc., and previously served as a director of a number of other companies, including CHG Healthcare Services, Inc., Fitness Quest, Inc. and JA Apparel Corp. Mr. Fiorentino's financial industry background, as well as his experience as a Partner at J.W. Childs and as a director of various companies, including Mattress Firm, led to the conclusion that he should serve as a director of the Company. Mr. Fiorentino notified the Board that he will retire from the Board effective upon the election and qualification of new Class II directors at the Annual Meeting.

        Frederick C. Tinsey III joined the Company as a director in August 2007 and is a member of the Audit Committee. Until March 31, 2014, Mr. Tinsey served as chairman of the Audit Committee of the Company. Mr. Tinsey is a certified public accountant with a degree in Accounting and Finance. From March 2014 until March 2015, Mr. Tinsey was the Chief Executive Officer of WS Packaging Group, Inc. Mr. Tinsey is the owner of Tinsey Financial Consulting, at which he has served since 2003, and he has served on the board of directors and audit committees of various privately held companies, including Murray's Discount Auto Stores, WS Packaging Group, Inc., OE Quality Friction Inc. and IDQ Holdings. Mr. Tinsey was at PricewaterhouseCoopers LLP from 1973 until 1993 and served as the co-head of its national retail practice from 1991 to 1993, engaging with various private and public retail clients. From 1994 through 2003, Mr. Tinsey served as the President and Chief Financial Officer of Murray's Discount Auto Stores. His experience as a certified public accountant, coupled with his experience as an officer or director of various companies, including Mattress Firm, led to the conclusion that he should serve as a director of the Company. Mr. Tinsey notified the Board that he will retire from the Board effective upon the election and qualification of new Class II directors at the Annual Meeting.

        Below you will find a tabular summary of the entire Board, their ages as of April 11, 2016, the year they were each elected and the year in which their term ends. The below tabular summary also includes each person nominated to be a director, his age, and if elected, the year that his term will commence and end.

Name	Position(s) with the Company	Age	Company Director Since		Term Ending
Class I
R. Stephen Stagner	Executive Chairman and Director (Chairman of the Board)	47	2010		2018
William E. Watts	Director, Lead Director	63	2007		2018
Robert E. Creager	Director	67	2014		2018
Class II Directors Retiring at Annual Meeting
Charles R. Eitel	Director	66	2012		2016	(1)
David A. Fiorentino	Director	39	2007		2016	(1)
Frederick C. Tinsey III	Director	64	2007		2016	(1)
Class II Director Nominees
Christopher J. Hadley	Director Nominee	48	2016	(2)	2019	(2)
Anil Seetharam	Director Nominee	37	2016	(2)	2019	(2)
Class III
Dale R. Carlsen	Director	54	2014		2017
John W. Childs	Director	74	2007		2017
Joseph M. Fortunato	Director	63	2012		2017
Adam L. Suttin	Director	48	2007		2017

(1)
Term will expire effective upon the election and qualification of new Class II directors at the Annual Meeting.

(2)
If elected at the Annual Meeting.

EXECUTIVE COMPENSATION

Executive Officers of the Company

        The following table sets forth the names of the executive officers of the Company, their positions and ages as of April 11, 2016:

Name	Age	Position
R. Stephen Stagner	47	Executive Chairman and Chairman of the Board
Kenneth E. Murphy III	40	President and Chief Executive Officer
Alexander S. Weiss	34	Chief Financial Officer and Assistant Treasurer
Adam S. Blank	45	President—Sleepy's
Karrie D. Forbes	40	Chief Business Officer
Kindel L. Elam	36	General Counsel and Secretary
Samuel A. Woods	44	Senior Vice President, Sales and Operations
Cathy Hauslein	54	Senior Vice President and Chief Accounting Officer
Craig McAndrews	48	Chief Merchandising Officer
Matthew Forbes	42	Senior Vice President, Logistics & Distribution

        Kenneth E. Murphy III became the Company's President and Chief Executive Officer on March 21, 2016. Mr. Murphy has held multiple senior leadership roles within the Company, having previously served as the Company's President from September 2015 until March 2016, and prior to that time, as the Company's sole, and then co-, Chief Operating Officer from January 2014 until September 2015. Mr. Murphy was the Company's Executive Vice President, Sales and Operations from January 2012 until January 2014, after holding various positions within the Company since 2005, including National Vice President of Sales, Director of Training and Recruiting, Vice President of Field and Talent Management and Regional Vice President of Sales. From 2003 to 2005, Mr. Murphy was as an account manager at Sealy Corporation. Mr. Murphy currently serves on the Stephen F. Austin University General Business Advisory Board.

        Alexander S. Weiss became the Company's Chief Financial Officer in July 2014. He previously served as the Company's Senior Vice President, Finance from April 2013 until July 2014, focusing on forecasting, budgeting, corporate strategy, investor relations and mergers and acquisitions. From September 2008 to April 2013, Mr. Weiss served as an associate at, and then as Investment Banking Vice President of, Barclays Bank PLC, an investment bank. From July 2004 to September 2008, Mr. Weiss was an analyst and then an associate at Lehman Brothers Inc., an investment bank, where he served on the Investment Banking Global Advisory Committee. Mr. Weiss has experience in a wide range of investment banking disciplines, including mergers and acquisitions, debt and equity offerings, strategic analysis and corporate advisory, with a focus on the bedding sector. Mr. Weiss is married to Ruyin Xue, an employee of the Company who works on business development matters.

        Adam S. Blank joined the Company as President—Sleepy's on February 5, 2016 in connection with the Company's acquisition of all of the outstanding equity interests in HMK Mattress Holdings, LLC, the holding company of Sleepy's, LLC and related entities (collectively, "Sleepy's"). Prior to joining the Company, Mr. Blank was part of the executive leadership team of Sleepy's—serving as Sleepy's chief operating officer and general counsel from December 2008 until February 2016 and as its executive vice president and general counsel from January 2003 until February 2016. Mr. Blank practiced labor and employment law in private practice before entering the mattress industry.

        Karrie D. Forbes is the Company's Chief Business Officer. Prior to assuming the role of Chief Business Officer in March 2015, Ms. Forbes held various roles leading the Company's marketing efforts. She was the Company's Chief Marketing Officer from November 2014 until March 2015 and its Executive Vice President of Marketing and Merchandising from January 2012 until November 2014. Prior to this appointment, she served as the Company's Vice President of Marketing for several years.

Ms. Forbes joined a Mattress Firm franchise in 1997 and has held positions of increasing responsibility in sales, customer service, recruiting, training, merchandising and advertising. Ms. Forbes also serves on the advisory board with the Better Sleep Council. Ms. Forbes is married to Matthew Forbes, the Company's Senior Vice President, Logistics & Distribution.

        Kindel L. Elam currently serves as the Company's General Counsel and Secretary. She joined Mattress Firm in July 2012 as Vice President and General Counsel, responsible for providing guidance on legal compliance and risk. She was promoted to Executive Vice President and General Counsel in January 2014. From 2004 to 2012, Ms. Elam worked at Fulbright & Jaworski L.L.P., a law firm, where she served as Senior Associate for the last two years. During that time period, Ms. Elam spent one year on secondment in Tokyo, Japan with Mitsui & Co., Ltd., a Japanese trading company traded on the Tokyo Stock Exchange. Ms. Elam has experience in a wide range of legal activities, including mergers and acquisitions, public and private securities transactions and finance.

        Samuel A. Woods was promoted to Senior Vice President, Sales and Operations in January 2014. Mr. Woods joined Mattress Firm in 1997 and has held several positions, including District Manager in multiple markets from 2000-2006 and Regional Manager overseeing the East and Southwest regions from 2007 to 2010. He was promoted to Regional Vice President—Southwest, Gulf Coast in February 2010 and held that position until becoming Divisional Vice President in February 2012. From 1997 to 2000, Mr. Woods operated a Mattress Firm franchise in the Company's Indianapolis and Cincinnati markets.

        Cathy Hauslein currently serves as the Company's Senior Vice President and Chief Accounting Officer. Ms. Hauslein joined the Company in April 2014. From 2007 until she joined the Company, Ms. Hauslein served as Vice President and Corporate Controller for Susser Holdings Corporation (NYSE: SUSS), which operated over 570 retail convenience stores and a master limited partnership that distributed wholesale fuel. She held the position of Vice President and Corporate Controller for Banctec, Inc., which provides hardware, software and business process outsourcing for management of high volume and data intensive information, from 2001 to 2007.

        Craig McAndrews was promoted to Chief Merchandising Officer of the Company in November 2015. Prior to that time, Mr. McAndrews was the Company's Chief Learning Officer, a position he was appointed to in February 2015. Mr. McAndrews has extensive experience leading the Company's merchandising and sales efforts and was the Company's Executive Vice President, Merchandising and Retail Concept Development from April 2013 until February 2015 and its Vice President of Merchandising from February 2010 until February 2012. Mr. McAndrews also served as the Company's Executive Vice President, Retail Concept Development from February 2012 until April 2013, during which time he was responsible for the development and testing of alternate retail operating formats and continued franchise development. Mr. McAndrews joined the Company as a Regional Sales Manager in 2009. Before joining Mattress Firm, Mr. McAndrews was the owner and director of Innovative Retail Group from 2003 to 2009. From 1999 until 2003, he was President of a Mattress Firm franchise, which he had co-founded. Previously, he was Vice President of Sales at Simmons Bedding Company.

        Matthew Forbes became the Company's Senior Vice President, Logistics and Distribution in February 2015. Mr. Forbes held the role of Vice President, Logistics and Distribution from May 2014 until February 2015. Prior to that time, Mr. Forbes was the Company's Vice President, Divisional Sales. Mr. Forbes joined a Mattress Firm franchise in 1997 and held positions of City Sales Manager, District Sales Manager and, initially, Store Manager. Mr. Forbes is married to Karrie D. Forbes, the Company's Chief Business Officer.

        The backgrounds of Mr. Stagner is described above under "Corporate Governance—Directors Continuing in Office."

        Mr. and Mrs. Forbes are married. Otherwise, there are no family relationships between any director or executive officer of the Company.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the "—Compensation Discussion and Analysis" set forth below with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
William E. Watts (Chair)
David A. Fiorentino
Adam L. Suttin

Compensation Discussion and Analysis

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary Compensation Table" and the most important factors relevant to an analysis of these policies and decisions. Our "named executive officers" for fiscal 2015 were:

  •
  R. Stephen Stagner.  Effective March 21, 2016, Mr. Stagner became the Company's Executive Chairman and Chairman of the Board. Previously, Mr. Stagner served as the Company's Chief Executive Officer and held this position for the entirety of fiscal 2015. Except as context requires, all references to Chief Executive Officer with respect to this Compensation Discussion and Analysis shall refer to Mr. Stagner.

  •
  Alexander S. Weiss, Chief Financial Officer and Assistant Treasurer.

  •
  Dale R. Carlsen.  Mr. Carlsen is a director, serving as Vice Chairman of the Board. Prior to November 20, 2015, Mr. Carlsen was also an executive officer of the Company. During fiscal 2015, Mr. Carlsen served as the Company's President and Chief Strategy Officer from October 2014 until September 2015 and thereafter as the Company's Executive Vice Chairman and Chief Philanthropy Officer until his resignation from the Company on November 20, 2015.

  •
  Kenneth E. Murphy III.  Effective March 21, 2016, Mr. Murphy became the Company's President and Chief Executive Officer. During fiscal 2015, however, Mr. Murphy served as the Company's Co-Chief Operating Officer until September 2015 and thereafter as its President.

  •
  Robert D. Killgore.  Mr. Killgore was the Company's Chief Operating Officer until his retirement on April 1, 2016. During fiscal 2015, Mr. Killgore served as the Company's Co-Chief Operating Officer from October 2014 until September 2015 and thereafter as its sole Chief Operating Officer.

  •
  Karrie D. Forbes, Chief Business Officer.

Overview of Fiscal 2015 Performance and Compensation

        We believe our success depends on the continued contributions of our executive officers, including our named executive officers. Our executive compensation programs are designed to attract and retain experienced and qualified executive officers and to incentivize them to achieve overall business results and individual performance goals. Our executive compensation programs also support our strategic objectives by aligning the interests of our executive officers with those of our stockholders through the use of operational and financial performance goals and equity-based compensation.

        Our compensation policies and compensation-related decisions center on the following objectives:

  •
  attracting and retaining talented and experienced executive officers;

  •
  motivating and rewarding executive officers whose knowledge, skills and performance are critical to our success;

  •
  aligning the interests of our executive officers and stockholders by incentivizing executive officers to increase stockholder value and rewarding executive officers when stockholder value increases and performance goals are met;

  •
  providing a competitive compensation package in which total compensation places significant weight on performance-based and long-term, market-based compensation;

  •
  ensuring fairness among the executive management team by recognizing the contributions each executive officer makes to our success; and

  •
  fostering a shared commitment among our executive officers by coordinating Company and individual goals.

        Each of the key elements of our executive compensation programs is discussed in more detail below. Our executive compensation programs are designed to complement and to collectively serve the compensation objectives described above, as well as reward teamwork and each individual's contribution to the Company, including the impact of such contribution on the Company's overall financial performance and to produce positive long-term results for our stockholders and employees. We have not adopted formal policies for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation; we have, however, created base salary, annual bonus and equity award guidelines to enable us to set compensation amounts and opportunities in a manner internally consistent across job positions for all employees, including our named executive officers. An executive officer's annual base salary and annual cash incentive amounts do not fluctuate as a result of increasing gains from equity awards. However, the Compensation Committee will consider such gains in awarding additional equity compensation. The Company views the compensation elements as different means of encouraging and promoting performance that are meant to function together.

        At the 2015 annual meeting of stockholders, the stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The Compensation Committee considered the results of the advisory vote of the stockholders in its review of executive compensation in fiscal 2015 and determined that the stockholders generally supported the compensation awarded to the Company's named executive officers, and the objectives and policies by which such compensation was determined. The stockholders also voted, on a non-binding advisory basis, on the frequency of holding non-binding advisory votes on the compensation of the Company's named executive officers. As previously reported, the stockholders of the Company voted in favor of holding an advisory vote every year. The Compensation Committee considered the results of this vote and determined that, consistent with the majority vote of the Company's stockholders at the 2015 annual meeting of stockholders, the Company will hold future non-binding stockholder advisory votes on the compensation of the Company's named executive officers every year at the Company's annual meeting of stockholders. As a consequence, at the upcoming Annual Meeting, the non-binding advisory vote on executive compensation will be again submitted to the stockholders of the Company. As noted in this proxy statement, the Board has recommended that the stockholders approve, on a non-binding advisory basis, the compensation paid to the named executive officers in fiscal 2015.

Highlights of Fiscal 2015 Performance

        During fiscal 2015, we achieved strong financial performance in light of the challenges associated with adverse economic conditions in our oil-affected markets and integrating the 668 stores that we acquired in our prior fiscal year ended February 3, 2015 ("fiscal 2014" or "fiscal year 2014"), and we believe our named executive officers were instrumental in helping us achieve these results. Highlights of our fiscal 2015 performance include the following:

  •
  Net sales increased $735.7 million, or 40.7%, to $2,541.7 million for fiscal 2015, compared to $1,806.0 million for fiscal 2014. We had comparable-store sales growth of 2.1% during fiscal 2015, the sixth straight year of comparable store sales growth.

  •
  We opened 265 net new stores and focused on integrating the 668 stores that we acquired during fiscal 2014 and the nine stores that we acquired in fiscal 2015. New and acquired stores, net of stores closed, added $746.6 million in net sales during fiscal year 2015.

  •
  Net income increased $20.2 million to $64.5 million for fiscal 2015 compared to $44.3 million for fiscal 2014.

  •
  Adjusted EBITDA increased $64.4 million to $254.6 million for fiscal 2015 compared with $190.2 million for fiscal 2014. Adjusted EBITDA as a percentage of sales decreased to 10.0% during fiscal 2015 compared with 10.5% for fiscal 2014. (Adjusted EBITDA is not a performance measure under accounting principles generally accepted in the United States. See "Item 6. Selected Financial Data" in the Company's Annual Report on Form 10-K for fiscal year 2015 (the "2015 Annual Report"), filed with the U.S. Securities and Exchange Commission on April 4, 2016, for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income).

  •
  Operating cash flows were $196.4 million during fiscal 2015, which was a funding source for debt repayment, acquisitions and capital expenditures.

Compensation Framework: Policies and Processes

  Roles of the Compensation Committee and Executive Officers in Setting Compensation

        The Compensation Committee is composed entirely of three non-employee, independent members of the Board. No Compensation Committee member participates in any of our employee compensation programs. The Compensation Committee is generally responsible for developing and administering our executive compensation programs and determining the nature and amount of compensation paid to our named executive officers and other executive officers, and for all of our employees, including our named executive officers, administering our equity compensation plans and awards. The Company's Executive Steering Team, which during fiscal 2015 was composed of the Company's then Chief Executive Officer, Chief Financial Officer, President and co- and then sole Chief Operating Officer(s), discusses and recommends the nature and amount of compensation payable to the Company's executive officers other than themselves, as well as equity awards to all employees. The Compensation Committee considers these recommendations when determining the compensation packages of all executive officers and the grant of any equity awards under our equity compensation plans.

        The compensation for the members of the Executive Steering Team—during fiscal 2015 our Chief Executive Officer, Chief Financial Officer, President and co- and then sole Chief Operating Officer(s)—is further governed by their respective employment agreements, which are described below. Our remaining executive officers have offer letters which govern their compensation.

  Use of Comparative Market Data

        In connection with our IPO in 2011, our Board engaged Pearl Meyer & Partners, or "Pearl Meyer," an independent compensation consulting firm, to advise on certain aspects of compensation for our executive officers and to develop a peer group of companies against which we could assess the following key components of our executive officers' compensation: base salary, annual cash bonus and long-term incentives. The peer companies reviewed by Pearl Meyer are ULTA Salon, Cosmetics & Fragrance, Inc., Tempur Sealy International Inc., ANN INC., Outerwall Inc., Express Inc., The Children's Place, Inc., Finish Line Inc., Restoration Hardware Holdings, Inc., The Fresh Market, Inc., Conns Inc., Vitamin Shoppe, Inc., Lumber Liquidators Holdings, Inc., Select Comfort Corporation, Hibbett Sports, Inc., Monro Muffler Brake Inc., The Container Store Group, Inc., and Zumiez, Inc. In August 2014, our Board again engaged Pearl Meyer to advise on certain aspects of compensation for our executive officers and to perform an updated review of executive compensation. In accordance with its charter, the Compensation Committee assessed Pearl Meyer's independence in light of SEC regulations and NASDAQ listing standards and determined that no conflict of interest or independence concerns existed. The Executive Steering Team considered Pearl Meyer's updated review in making compensation recommendations to the Compensation Committee for changes to our executive compensation for fiscal 2015. The recommendations were intended to move our executive officers closer to competitive salaries offered by peer companies for comparable positions, but do not benchmark total executive compensation or individual compensation elements against the above-identified or any other peer group.

        As a public company, we expect to use market data, and may decide to continue to use the services of a compensation consultant, to provide input in establishing the level and types of certain elements of our executive compensation program. While we anticipate that we will take a more systematic approach to reviewing competitive data on executive compensation levels and practices, we expect to continue to apply the compensation philosophies and strategies that we believe are appropriate for our business, and that focus more on long-term, market-based and performance-based incentive compensation than on fixed compensation.

Elements of Executive Officer Compensation

        The following is a discussion of the primary elements of compensation for each of our executive officers, including our named executive officers, for fiscal 2015. Compensation for our executive officers, including our named executive officers, consisted of the following elements for fiscal 2015:

  •
  Base Salary.  A fixed cash payment intended to attract and retain talented individuals, recognize career experience and individual performance and provide competitive compensation. Base salary revisions are made at the beginning of each fiscal year after consideration of the executive officer's contributions to the prior fiscal year and expected challenges during the current fiscal year.

  •
  Bonus and Short-Term Incentive Arrangements.  An annual cash incentive based on Company performance intended to promote and reward achievement of the Company's annual financial and strategic objectives. Bonuses, whether under the Executive Annual Incentive Plan or non-plan discretionary cash bonuses, are paid out in the first quarter of each fiscal year to reward executive officers for their efforts during the prior fiscal year. The Adjusted EBITDA targets for the annual cash bonuses payable under our Executive Annual Incentive Plan, which align with the Company's budget expectations for the fiscal year, are also set in the first quarter of each fiscal year to provide executive officers with clear guidance as to the Board's expectations of the Company's performance for the current fiscal year.

  •
  Long-Term Stock-Based Incentive Arrangements.  Periodic grants of service-based and performance-based stock options and restricted stock under our equity plan, which are intended to align the executive officer's interests with those of our stockholders by tying value to long-term Company performance. Long-term equity awards are granted during the third quarter of the fiscal year to provide additional motivation and incentives to management for the second half of the year.

  •
  Retirement and Health and Welfare Benefits.  Retirement benefits (including a 401(k) plan and non-qualified deferred compensation plan) intended to provide tax-efficient retirement savings and health and welfare benefits (including medical, dental, vision, life and AD&D insurance and short-term and long-term disability insurance) intended to provide comprehensive benefits.

  •
  Executive Perquisites.  Additional benefits offered to certain of our executive officers to provide competitive supplemental benefits, such as Company payment of the premiums associated with health and welfare benefits (including medical, dental and vision coverage).

  Base Salary

        We believe that a competitive base salary is required in order to provide our executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. Additionally, we believe that allocating a significant portion of our executive officers' compensation package to fixed compensation creates the secure environment necessary for our executive officers to pursue enterprise opportunities while simultaneously taking the time to fully evaluate each such opportunity and the risks and benefits commensurate therewith.

        The Compensation Committee is responsible for reviewing, evaluating and approving the amount of base salary paid to all of our executive officers, including our named executive officers. In performing its responsibilities, the Compensation Committee considers the above-stated goals, recommendations of our human resources department and proposals by members of the Executive Steering Team. In making base salary recommendations to the Compensation Committee, our human resources department uses an internal salary administration policy that establishes a salary range for the applicable position, the job duties and responsibilities attendant to the position, general market trends, the executive officer's skills and experience, and in the context of a salary increase, the executive's contributions to the Company and performance.

        The base annual salaries of the Company's named executive officers for fiscal 2015 were as follows:

R. Stephen Stagner	$600,000
Alexander S. Weiss	$350,000
Dale R. Carlsen	$450,000
Kenneth E. Murphy III	$500,000
Robert D. Killgore	$500,000	(a)
Karrie D. Forbes	$325,000	(b)

(a)
Mr. Killgore's annual base salary increased to $500,000 from $350,000 effective September 10, 2015.

(b)
Ms. Forbes' annual base salary increased from $290,000 to $310,000 effective May 6, 2015 and increased to $325,000 effective August 5, 2015.

        During fiscal 2015, the Compensation Committee approved an increase to Mr. Killgore's base salary from $350,000 to $500,000, effective September 10, 2015, in recognition of his promotion to the Company's sole Chief Operating Officer and the increased responsibilities attendant to his expanded role. The Compensation Committee also approved an increase to the base salary of Ms. Forbes from $290,000 to $310,000, effective as of March 2015, in recognition of her promotion to Chief Business

Officer of the Company and the increased responsibilities and impact to the Company attendant to her role, and to $325,000, effective as of August 2015, as a merit increase to reward her service to the Company. The Compensation Committee did not increase the base salaries of Messrs. Stagner, Weiss, Carlsen or Murphy during fiscal 2015. The base salaries of each of Messrs. Stagner, Weiss, Carlsen, Murphy and Killgore and of Ms. Forbes are stated, and provided for, in their respective employment agreements or offer letter, which are described below.

  Bonus and Short-Term Incentive Arrangements

        In addition to base salary, each named executive officer's employment agreement or offer letter, as the case may be, provides for eligibility to earn an annual cash bonus equal to a percentage of his or her base salary based on the Company's achievement of an annual EBITDA target for such fiscal year. Except with respect to Mr. Carlsen as noted below, during fiscal 2015 our named executive officers were eligible for a bonus based solely on achievement of the Company's Adjusted EBITDA goals as the only performance objective.

        The cash bonuses (as a percentage of base salary) payable to each named executive officer if the relevant performance goals associated with his or her bonus were achieved for fiscal 2015 were as follows:

	Target		Maximum
R. Stephen Stagner	75%		150%
Alexander S. Weiss	50%		100%
Dale R. Carlsen	60%	(1)	100%	(1)
Kenneth E. Murphy III	50%		100%
Robert D. Killgore	35%		70%
Karrie D. Forbes	35%		70%

(1)
Mr. Carlsen resigned as an employee of the Company effective November 20, 2015. Because Mr. Carlsen's employment with the Company ended prior to the end of fiscal 2015, before any bonus for the fiscal year could be earned and calculated, he was not eligible to receive a cash bonus payout based on the Company's achievement of its Adjusted EBITDA goal for fiscal 2015.

        The Compensation Committee determines the performance criteria applicable to our annual bonuses. In March 2015, after consultation with Mr. Stagner, our then-Chief Executive Officer, and Mr. Weiss, our Chief Financial Officer, the Compensation Committee set the fiscal 2015 Adjusted EBITDA target at a level it believed was both challenging and achievable. By establishing a target that was challenging, the Compensation Committee believed that the performance of our employees, and therefore our performance, would be maximized. By setting a target that was also achievable, the Compensation Committee believed that employees would remain motivated to perform at the high level required to achieve the target. The Adjusted EBITDA goals for fiscal 2015 and their commensurate payouts are detailed in the chart below. Bonus payouts are interpolated when performance falls between the discrete points shown. The Compensation Committee had the authority to adjust the final bonus payouts in their discretion, but did not exercise such authority during fiscal 2015.

	Below Threshold	Threshold	Target	Maximum	FY2015 Actual
Adjusted EBITDA	<$252.9 million	$252.9 million	$281.3 million	$309.4 million	$254.5 million
Bonus Payout as a % of Target Cash Bonus	No bonus	0%	100% of target	200% of target	5.6% of target

        At the conclusion of the fiscal year, Adjusted EBITDA results were calculated by our finance department and were presented to our Compensation Committee for review and were approved on April 15, 2016. Actual Adjusted EBITDA for fiscal 2015 was $254.5 million, which was above the threshold level but below the target. This resulted in a payout to Messrs. Stagner, Weiss, Murphy and Killgore and Ms. Forbes of 5.6% of their target cash bonus. The terms of Mr. Killgore's separation agreement, as described below, provide that he will receive the cash bonus that he earned in fiscal 2015. Mr. Carlsen, as noted above, was not eligible for a bonus payment because his employment with the Company terminated before the conclusion of the fiscal year.

        In addition to the bonuses described above, the employment agreements for Messrs. Stagner, Weiss, Murphy and Killgore establish a supplemental bonus pool, whereby they are eligible to share with other members of senior management in an incremental bonus pool of 10% of the actual amount of annual Adjusted EBITDA in excess of the annual Adjusted EBITDA maximum level target for the applicable fiscal year. Although Mr. Carlsen's employment agreement provided for his participation in the above-described bonus pool, he was not eligible to participate in the supplemental bonus pool, if any, due to his resignation from the Company on November 20, 2015. For fiscal 2015, the actual amount of annual Adjusted EBITDA of $254.5 million did not exceed the fiscal 2015 maximum level Adjusted EBITDA target of $309.4 million, so no incremental bonus pool was established for fiscal 2015.

        In addition to the bonus plan established under the Executive Annual Incentive Plan, the Company's Chief Executive Officer has the authority to grant discretionary cash bonuses to employees who have made significant contributions to the Company's performance during the year or have otherwise performed above expectations; however, in instances where such discretionary cash bonuses are awarded to executive officers, the Compensation Committee must approve those awards. The Compensation Committee also may, from time to time, award discretionary cash bonuses to executive officers for exceptional performance. For fiscal 2015, no executive officers received discretionary bonus awards.

        The actual bonuses paid to our named executive officers with respect to fiscal 2015 are set forth in the "Summary Compensation Table" below.

  Long-Term Stock-Based Incentive Arrangements

        In connection with the IPO, the Company established the Mattress Firm Holding Corp. 2011 Omnibus Incentive Plan, or the "Omnibus Plan," for grants of all equity-based awards. The primary goals of the Omnibus Plan are to align the interests of our directors, executive officers and other key employees with the interests of our stockholders and to encourage executive retention through the use of both service-based and performance-based vesting requirements. While outstanding equity awards and directly-held equity interests will not reduce other elements of executive officer compensation, the Compensation Committee believes that the aggregate percentage of compensation that is tied to long-term stock performance should remain relatively stable from year to year.

        On September 9, 2015, the Compensation Committee approved grants of long-term equity awards to management and key employees of the Company, including executive officers. The types of long-term equity awards primarily included (a) stock options, which will vest, if at all, in four equal annual installments on each anniversary of the grant date until fully vested assuming the grantee remains an employee of the Company on such dates, (b) shares of restricted stock, which will vest, if at all, in four equal annual installments on each anniversary of the grant date assuming that the Company satisfies specified stock price increase targets and (c) shares of restricted stock, which will vest, if at all, in four equal annual installments on each anniversary of the grant date until fully vested assuming the grantee remains an employee of the Company on such dates. Messrs. Killgore and Weiss received additional special grants to recognize their contributions to the Company during the fiscal year. In particular, on September 9, 2015 Mr. Killgore received a special grant of 19,958 shares of restricted stock, which would have vested in three equal annual installments on each anniversary of the grant date until fully vested had he remained an employee of the Company, and on December 16, 2015 Mr. Weiss received a special grant of 6,438 shares of restricted stock, which will vest, if at all, in three equal annual installments on each anniversary of the grant date until fully vested provided that Mr. Weiss is an employee of the Company on those dates. Senior executive officers, including the named executive officers, received grants of stock options and shares of performance-based restricted stock, which will reward those individuals for the creation of accretive stockholder value but ties the realization of such benefits to continued dedication to the Company. Senior management received grants of both performance-based and service-based restricted stock. The Compensation Committee determined that while these employees contributed to the ongoing performance of the Company, their equity compensation should be more heavily weighted to incentivize retention with the Company. Similarly, the Compensation Committee concluded that the Company received maximum benefit if the long-term equity awards to the remaining key employees receiving grants were comprised solely of service-based restricted stock awards to directly incentivize the continued employment of those individuals.

        The number of shares granted in the form of stock options or restricted stock varied in accordance with the employee's base salary and management position with the Company. Mr. Stagner, our Chief Executive Officer during fiscal 2015, received grants of long-term equity awards with an estimated fair value equal to approximately 145% of his base salary, of which 65% of the value was attributable to stock options and 35% of the value was attributable to restricted stock. Mr. Carlsen received grants of long-term equity awards with an estimated fair value of approximately 96% of his base salary, of which approximately 35% of the value was attributable to stock options and approximately 65% of the value was attributable to restricted stock in fiscal 2015. Excluding the special grants referenced above, Mr. Weiss, our Chief Financial Officer, Mr. Murphy, our President at the end of fiscal 2015, and Mr. Killgore, our Chief Operating Officer at the end of fiscal year 2015, received grants of long-term equity awards with estimated fair values equal to approximately 96% of their respective base salaries, of which approximately 35% were awarded in the form of stock options and approximately 65% were awarded in the form of restricted stock. Ms. Forbes, our Chief Business Officer, received grants of long-term equity awards with estimated fair values equal to approximately 77% of her base salary, of which approximately 35% were awarded in the form of stock options and 65% were awarded in the form of restricted stock.

  Long-Term Incentive Awards that Vested in Fiscal 2015

        Many of our executive officers, including our named executive officers, hold long-term equity awards previously approved by the Compensation Committee. In fiscal 2015, the service-based stock option awards and the performance-based restricted stock awards previously granted to Messrs. Stagner, Weiss, Murphy and Ms. Forbes on September 4, 2013 and September 2, 2014, respectively, vested, in part, on September 4, 2015, with respect to a tranche of stock options and restricted stock under the September 4th award, and on September 2, 2015, with respect to only a tranche of stock options under the September 2nd award. Additionally, each of the service-based stock option award and the performance-based restricted stock award granted to Mr. Weiss on April 24, 2013 vested, in part, on April 24, 2015. Further, in fiscal 2015, the penultimate tranche of the service-based stock option award previously granted to each of Messrs. Stagner and Murphy and Ms. Forbes on November 17, 2011 vested on November 17, 2015; however, with respect to the performance-based option awards granted on the same date, the applicable stock price increase target was not met which resulted in the forfeiture of the applicable tranche of options on November 17, 2015.

  Other Equity Awards that Vested in Fiscal 2015

        Mr. Killgore was granted a service-based award of restricted stock on October 20, 2014 in connection with his accepting employment with the Company and assuming the role of the Company's Co-Chief Operating Officer at the time. This award vested, in full, on October 20, 2015. Mr. Murphy was granted a special service-based award of restricted stock on December 4, 2014 in connection with an amendment to his employment agreement at that time, which vested, in full, on December 5, 2015. In connection with the termination of Mr. Carlsen's employment on November 20, 2015, both the stock option award and time-based restricted stock awarded granted to him on September 9, 2015 immediately vested in full.

        Further details regarding the outstanding long-term equity awards granted by the Company to our named executive officers, as well as their vesting schedules, are provided in the Outstanding Equity Awards at Fiscal Year End Table and the Option Exercises and Stock Vested Table sections of this Proxy Statement.

  Employment and Severance Arrangements

        During fiscal 2015, the Company was party to employment agreements with Messrs. Stagner, Weiss, Carlsen, Murphy and Killgore and a letter agreement with Ms. Forbes. During fiscal 2015, the employment agreements of Messrs. Carlsen, Murphy and Killgore and Ms. Forbes' letter agreement were amended primarily to reflect certain organizational changes, which resulted in the promotion of Ms. Forbes to Chief Business Officer of the Company, the transition of Mr. Carlsen to Executive Vice Chairman and Chief Philanthropy Officer of the Company, the promotion of Mr. Murphy to President of the Company and the promotion of Mr. Killgore to sole Chief Operating Officer of the Company. The terms of Messrs. Stagner's and Weiss' employment agreements did not change during fiscal 2015. Set forth below are summary descriptions of the terms of the employment agreements for each of our named executive officers, which, among other things, describe their material terms as they affected the compensation earned by and paid to our named executive officers in fiscal 2015.

  •
  Employment Agreement with Mr. Stagner.  Pursuant to his Second Amended and Restated Employment Agreement, dated effective September 14, 2011 and amended effective January 29, 2014, Mr. Stagner served as the Chief Executive Officer of the Company with an annual base salary of $600,000 for fiscal 2015. The employment agreement provided that Mr. Stagner's base salary could be increased automatically, in limited circumstances, on February 1 of each year to provide for a cost of living adjustment. No cost of living adjustment was triggered on February 1, 2015. Mr. Stagner's employment agreement also authorized his participation in the Company's Executive Annual Incentive Plan, which provides for the ability to earn an annual cash bonus in the event the Company achieves certain financial performance goals. Pursuant to his employment agreement, Mr. Stagner was eligible to earn an annual cash bonus equal to 75% of his base salary if the Company achieved 100% of its annual Adjusted EBITDA goal and up to 150% of his base salary in the event the Company achieved more than 100% of its annual Adjusted EBITDA goal. As noted above, Mr. Stagner's employment agreement also made him eligible to participate, each fiscal year, in an incremental bonus pool equal to 10% of the amount by which actual annual Adjusted EBITDA for the fiscal year exceeds the amount of annual Adjusted EBITDA established as the maximum target for that fiscal year. Mr. Stagner also received retirement, health, and welfare benefits made available by the Company to its employees pursuant to his employment agreement. The agreement also provided for certain payments and benefits to be provided upon a qualifying termination of Mr. Stagner's employment, as described below under "Potential Payments Upon Termination or Change of Control." Further Mr. Stagner's employment agreement provided for its automatic renewal for one-year terms, unless earlier terminated upon three months' notice of non-renewal provided by either the Company or Mr. Stagner.

  •
  Employment Agreement with Mr. Weiss.  Pursuant to his Employment Agreement, dated effective September 3, 2014, Mr. Weiss served as the Chief Financial Officer of the Company with an annual base salary of $350,000 during fiscal 2015. The employment agreement provided that Mr. Weiss' base salary could be increased automatically, in limited circumstances, on February 1 of each year to provide for a cost of living adjustment. No cost of living adjustment was triggered on February 1, 2015. Mr. Weiss' employment agreement also authorized his participation in the Company's Executive Annual Incentive Plan, which provides for the ability to earn an annual cash bonus in the event the Company achieves certain financial performance goals. Pursuant to his employment agreement, Mr. Weiss was eligible to earn an annual cash bonus equal to 50% of his base salary if the Company achieved 100% of its annual Adjusted EBITDA goal and up to 100% of his base salary in the event the Company achieved more than 100% of its annual Adjusted EBITDA goal. As noted above, Mr. Weiss' employment agreement also made him eligible to participate, each fiscal year, in an incremental bonus pool equal to 10% of the amount by which actual annual Adjusted EBITDA for the fiscal year exceeds the amount of annual Adjusted EBITDA established as the maximum target for that fiscal year. Based on the Company's performance, no incremental bonus pool was available for fiscal 2015. Mr. Weiss also received retirement, health, and welfare benefits made available by the Company to its employees pursuant to his employment agreement. The agreement also provided for certain payments and benefits to be provided upon a qualifying termination of Mr. Weiss' employment, as described below under "Potential Payments Upon Termination or Change of Control." Further Mr. Weiss' employment agreement provided for its automatic renewal for one- year terms, unless earlier terminated upon three months' notice of non-renewal provided by either the Company or Mr. Weiss.

  •
  Employment Agreement with Mr. Carlsen.  Pursuant to his Employment Agreement, dated effective October 20, 2014 and amended effective September 11, 2015, Mr. Carlsen served as the President and Chief Strategy Officer of the Company until September 2015 and thereafter as the Company's Executive Vice Chairman and Chief Philanthropy Officer, at all times with an annual base salary of $450,000. Mr. Carlsen's employment agreement provided that his base salary would be increased automatically, in limited circumstances, on February 1 of each year to adjust for a cost of living increase. No cost of living adjustment was triggered during fiscal 2015. Mr. Carlsen's employment agreement also authorized his participation in the Company's Executive Annual Incentive Plan, which provides for the ability to earn an annual cash bonus in the event the Company achieves certain financial performance goals. Pursuant to his employment agreement, Mr. Carlsen was eligible, until his employment with the Company terminated on November 20, 2015, to earn an annual cash bonus equal to 60% of his base salary if the Company achieved 100% of its annual Adjusted EBITDA goal and up to 100% of his base salary in the event the Company achieved more than 100% of its annual Adjusted EBITDA goal. As with other senior executive officers, Mr. Carlsen was also eligible to participate, until his November 20, 2015 resignation, in an incremental bonus pool equal to 10% of the amount by which actual annual Adjusted EBITDA for the fiscal year at issue exceeded the amount of annual Adjusted EBITDA established as the maximum target for that fiscal year. Pursuant his employment agreement, Mr. Carlsen also received retirement, health, and welfare benefits made available by the Company to its employees.

  •
  Severance Arrangements with Mr. Carlsen.  The Company is party to a Confidential Separation Agreement and Release with Mr. Carlsen which reaffirms portions of his employment agreement and provides, in exchange for a general release from Mr. Carlsen, for certain payments and benefits to be made to him on account of the termination of his employment with the Company. The separation agreement also details the treatment of equity awards previously granted to Mr. Carlsen. A description of the material benefits and payments to be provided to Mr. Carlsen, as a result of the November 20, 2015 termination of his employment with the Company, is stated below under "Potential Payments Upon Termination or Change of Control."

  •
  Employment Agreement with Mr. Murphy.  Pursuant to his Employment Agreement, dated effective August 4, 2014 and as amended, effective December 4, 2014 and September 10, 2015, respectively, Mr. Murphy served as the Co-Chief Operating Officer of the Company until September 2015 and thereafter as the President of the Company, at all times with an annual base salary of $500,000, during fiscal 2015. Mr. Murphy's employment agreement provided that his base salary would be increased automatically, in limited circumstances, on February 1 of each year to adjust for a cost of living increase. No cost of living adjustment was triggered during fiscal 2015. Mr. Murphy's employment agreement also authorized his participation in the Company's Executive Annual Incentive Plan, which provides for the ability to earn an annual cash bonus in the event the Company achieves certain financial performance goals. Pursuant to his employment agreement, Mr. Murphy was eligible in fiscal 2015 to earn an annual cash bonus equal to 50% of his base salary if the Company achieved 100% of its annual Adjusted EBITDA goal and up to 100% of his base salary in the event the Company achieved more than 100% of its annual Adjusted EBITDA goal. As noted above, Mr. Murphy's employment agreement further provided that he was eligible to participate, each fiscal year, in an incremental bonus pool equal to 10% of the amount by which actual annual Adjusted EBITDA for the fiscal year exceeds the amount of annual Adjusted EBITDA established as the maximum target for that fiscal year. Based on the Company's performance, no incremental bonus pool was available for fiscal 2015. Pursuant his employment agreement, Mr. Murphy also received retirement, health, and welfare benefits made available by the Company to its employees. His employment agreement also provided for certain payments and benefits to be provided upon a qualifying termination of Mr. Murphy's employment, as described below under "Potential Payments Upon Termination or Change of Control." Further Mr. Murphy's employment agreement provided for its automatic renewal for one- year terms, unless earlier terminated upon three months' notice of non-renewal provided by either the Company or Mr. Murphy.

  •
  Employment Agreement with Mr. Killgore.  Pursuant to his Employment Agreement, dated effective October 20, 2014 and as amended, effective September 10, 2015, Mr. Killgore served as the Co-Chief Operating Officer of the Company until September 2015 and thereafter as the Company's sole Co-Chief Operating Officer, with an annual base salary of $350,000 until September 2015 and of $500,000 thereafter. Mr. Killgore's employment agreement provided that his base salary would be increased automatically, in limited circumstances, on February 1 of each year to adjust for a cost of living increase. No cost of living adjustment was triggered during fiscal 2015. Mr. Killgore's employment agreement also authorized his participation in the Company's Executive Annual Incentive Plan, which provides for the ability to earn an annual cash bonus in the event the Company achieves certain financial performance goals. Pursuant to his employment agreement, Mr. Killgore was eligible in fiscal 2015 to earn an annual cash bonus equal to 50% of his base salary if the Company achieved 100% of its annual Adjusted EBITDA goal and up to 100% of his base salary in the event the Company achieved more than 100% of its annual Adjusted EBITDA goal. As noted above, by his employment agreement, Mr. Killgore was also eligible to participate, each fiscal year, in an incremental bonus pool equal to 10% of the amount by which actual annual Adjusted EBITDA for the fiscal year exceeds the amount of annual Adjusted EBITDA established as the maximum target for that fiscal year. Based on the Company's performance, no incremental bonus pool was available for fiscal 2015. Pursuant this employment agreement, Mr. Killgore also received retirement, health, and welfare benefits made available by the Company to its employees. His employment agreement also provided for certain payments and benefits to be provided upon a qualifying termination of Mr. Killgore's employment, as described below under "Potential Payments Upon Termination or Change of Control." Further Mr. Killgore's employment agreement provided for its automatic renewal for one-year terms, unless earlier terminated upon three months' notice of non-renewal provided by either the Company or Mr. Killgore.

    •
    Severance Arrangements with Mr. Killgore.  Mr. Killgore retired from the Company effective April 1, 2016, and in connection with his retirement, entered into a Confidential Separation Agreement and General Release with the Company. The separation agreement terminates his employment agreement and provides, in exchange for a general release from Mr. Killgore, for certain payments and benefits to be made to him on account of the termination of his employment. A description of the material benefits and payments to be provided to Mr. Killgore, as a result of the termination of his employment, is stated below under "Potential Payments Upon Termination or Change of Control."

  •
  Letter Agreement with Ms. Forbes.  Pursuant to an offer letter with the Company, dated February 23, 2015 and as amended, on August 20, 2015, Ms. Forbes serves as the Chief Business Officer of the Company, with an annual base salary of $310,000 until August 5, 2015 and of $325,000 thereafter. The agreement also provides that Ms. Forbes is eligible for an annual target cash bonus equal to 35% of her earned wages for the year upon the achievement of bonus-award goals. Ms. Forbes' agreement provides that her bonus can range from 0% of her wages to 70% of her earned wages based on the level of achievement attained. If terminated by the Company without cause, Ms. Forbes' offer letter further provides that she is eligible for certain severance benefits which are described below under "Potential Payments Upon Termination or Change of Control." Under her offer letter, Ms. Forbes is an at-will employee and is eligible, in certain circumstances, to severance payments at the time of the termination of her employment under the Company's severance policy.

        None of the employment agreements in effect during fiscal 2015 respecting our above named executive officers provide for any tax gross-ups on severance payments nor provided for any payments upon a change-in-control.

  Retirement and Health and Welfare Benefits

        We maintain a retirement savings plan, which is a 401(k) defined contribution plan (the "401(k) Plan"), for the benefit of all eligible employees, including our named executive officers (on the same basis as all eligible employees). The 401(k) Plan provides for an annual match of 33 1/3% of contribution amounts up to the IRS-imposed plan maximums.

        In addition to the 401(k) Plan, we sponsor the Executive Nonqualified Excess Plan, an unfunded, unsecured nonqualified deferred compensation plan under which certain management employees may elect to defer a percentage or specific dollar amount of their compensation until a later date. We offer this plan because it facilitates retirement savings and provides financial flexibility for our key employees. While the Company may, at its discretion, provide matching and profit-sharing contributions under the Executive Nonqualified Excess Plan, we have not, as of this time, elected to make any such contributions.

        We also provide our eligible employees, including our named executive officers, with medical, dental and vision coverage, life and accidental death and dismemberment insurance, short-term and long-term disability insurance and the opportunity to enroll in our flexible spending account program.

  Executive Perquisites

        We provide limited executive perquisites, including Company payment of medical, dental and vision premiums for certain executive officers, as well as provision and payment of separate life and disability insurance policies for Messrs. Stagner, Carlsen, Weiss, Murphy and Killgore and payment of relocation expenses for Mr. Killgore. The costs associated with all perquisites are included in the "Summary Compensation Table" below.

Risk Assessment of Compensation Policies and Practices

        Our Board and our Compensation Committee have considered whether the risks arising from our compensation practices or policies are reasonably likely to have a materially adverse effect on the Company. We believe that the structure of our compensation programs does not incentivize unnecessary or excessive risk-taking. Our policies and practices include the following risk-mitigating characteristics: our compensation programs for executive officers are generally administered by our Compensation Committee; there is an annual cap on the amount of bonuses that may be paid under the Executive Annual Incentive Plan to our executive officers and other employees; the performance goals upon which annual bonuses are paid are approved by our Compensation Committee and our Board; bonus amounts are only paid after the performance is certified by our Compensation Committee after receiving input from our finance department following a review of our audited financial results; and our equity awards are subject to multi-year vesting and the ultimate value of such awards is tied to the Company's long-term stock price performance. As a result of this review, the Company does not believe that our compensation policies and practices create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company. In addition, we have adopted an insider trading policy that generally prohibits insiders from pledging shares of our common stock, engaging in short sales of our common stock or any hedging of their ownership of our common stock.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code, or "Section 162(m)," disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for certain of its executive officers, other than its chief financial officer, unless such compensation qualifies as performance-based under such section. The Executive Annual Incentive Plan of the Company, which was approved by stockholders prior to the IPO, provides cash bonuses to executive officers and key employees if certain performance-based criteria are satisfied. Accordingly, the cash bonuses under such incentive plans will not be included in applying the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee may, in its judgment, authorize other compensation payments that do not comply with the exemptions, in whole or in part, under Section 162(m) or that may otherwise be limited as to tax deductibility.

        Our Compensation Committee, in connection with decisions that relate to our equity incentive award plans and programs, considers the accounting implications of significant compensation decisions. As accounting standards change, we may revise certain programs to appropriately align the accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation of Named Executive Officers

        The tables in the following sections provide information required by the SEC regarding compensation paid to or earned by our named executive officers.

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us in fiscal 2013, 2014 and 2015.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	All Other Compensation ($)(f)	Total ($)
R. Stephen Stagner	2015	$600,000	—	$567,235	$299,982	$25,200	$25,730	$1,518,147
Chief Executive Officer	2014	$600,000	—	$442,208	$449,009	$564,611	$24,922	$2,080,750
	2013	$500,000	—	$275,460	$559,255	—	$29,971	$1,364,686
Alexander S. Weiss	2015	$350,000	—	$520,618	$116,669	$9,800	$13,034	$1,010,121
Chief Financial Officer	2014	$318,942	$35,000	$884,879	$174,611	$196,408	$12,096	$1,621,936
	2013	$225,000	$20,000	$53,717	$730,478	—	$35,316	$1,064,511
Dale R. Carlsen	2015	$399,518	—	$283,665	$150,008	—	$751,443	$1,584,634
Former Executive Vice	2014	$93,750	—	—	—	$96,074	$23,947	$213,771
Chairman and Chief Philanthropy Officer
Kenneth E. Murphy III	2015	$500,000	—	$315,130	$166,661	$14,000	$16,933	$1,012,724
President	2014	$382,115	—	$2,810,034	$174,611	$234,204	$10,616	$3,611,580
	2013	$275,000	—	$80,806	$164,056	—	$7,227	$527,089
Robert D. Killgore	2015	$394,712	—	$1,432,855	$116,669	$14,000	$156,559	$2,114,795
Chief Operating Officer	2014	$72,917	—	$999,996	—	$62,271	$23,947	$1,159,131
Karrie D. Forbes	2015	$312,106	—	$163,866	$86,654	$6,117	$12,229	$580,972
Chief Business Officer	2014	$290,000	—	$113,997	$115,741	$127,297	$12,302	$659,337
	2013	$275,000	—	$80,806	$164,056	$56,552	$12,427	$588,841

(a)
Reflects annual base salary paid to the named executive officer for the applicable fiscal year. Amounts shown in this column are not reduced to reflect any deferrals under the Executive Nonqualified Excess Plan (our nonqualified deferred compensation plan) or the 401(k) Plan. The amount of salary reported for fiscal 2015 for Mr. Killgore and Ms. Forbes is less than their base salary provided for in their respective employment agreements because they experienced salary increases during the fiscal year. Their reported salaries are weighted on a pro rata basis to reflect such changes. With resepect to fiscal 2015, the base salary reported for Mr. Carlsen is less than the base salary provided for in his employment agreement because his employment with the Company ended on November 20, 2015. With respect to fiscal 2014, the amounts reported for Messrs. Carlsen and Killgore reflect their base salary pro-rated for the 106 days that each of them was employed by the Company during fiscal 2014.

(b)
Reflects discretionary cash bonus payments, if any, to the named executive officer during the applicable fiscal year. See "—Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Bonus and Short-Term Incentive Arrangements".

(c)
Reflects the fair value of restricted stock grants made to (i) Messrs. Stagner, Weiss and Murphy and Ms. Forbes on September 4, 2013, September 2, 2014 and September 9, 2015, (ii) Mr. Murphy on December 4, 2014, (iii) Mr. Weiss on April 24, 2013 and on December 16, 2015, (iv) Messrs. Carlsen and Killgore on September 9, 2015, and (v) Mr. Killgore on October 20, 2014. The underlying valuation assumptions for the restricted stock grants are further discussed in Note 14 to the consolidated financial statements for fiscal 2015 (the "2015 Financials"), which are included in our 2015 Annual Report.

(d)
Reflects the dollar amounts of the aggregate grant date fair value of stock option awards determined in accordance with ASC Topic 718. With respect to Messrs. Stagner, Weiss and Murphy and Ms. Forbes, these grants were made on September 4, 2013, September 2, 2014 and September 9, 2015. Mr. Weiss also received a grant on April 24, 2013. The underlying valuation assumptions for stock option awards are further discussed in Note 14 to the 2015 Financials, which are included in the 2015 Annual Report.

(e)
Reflects the named executive officer's annual bonus payment under the Executive Annual Incentive Plan in accordance with the terms of their respective employment agreements. For each named executive officer, the annual bonus is based solely on achievement of the Company's Adjusted EBITDA target. Bonus amounts are not reduced to reflect any deferrals under the Executive Nonqualified Excess Plan or the 401(k) Plan. See "—Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Bonus and Short-Term Incentive Arrangements".

(f)
Reflects the following items, as applicable, to each named executive officer for fiscal 2013, 2014 and 2015: Company-paid premiums for life and disability insurance and health coverage, Company contributions to the 401(k) Plan, relocation and temporary housing expenses and severance benefits. Further detail is provided in the "All Other Compensation" table below.

All Other Compensation Table

Name	Year	Company-Paid Premiums for Life and Disability Insurance ($)(a)	Company-Paid Premiums for Health Coverage ($)	Company Contributions to 401(k) Plan ($)(b)	Relocation Expenses ($)		Reimbursement of Spouse Airfare ($)(c)	Severance Benefits ($)		Total ($)
R. Stephen Stagner	2015	$3,821	$15,576	$6,333	—		—	—		$25,730
	2014	$3,513	$15,576	$5,833	—		—	—		$24,922
	2013	$4,143	$14,247	$5,833	—		$5,748	—		$29,971
Alexander S. Weiss	2015	$296	$6,447	$6,291	—		—	—		$13,034
	2014	$261	$5,815	$6,020	—		—	—		$12,096
	2013	$48	$1,863	$1,687	$31,718	(d)	—	—		$35,316
Dale R. Carlsen	2015	$60	$27,125	$5,250	—		—	$719,008	(e)	$751,443
	2014	$60	$23,887	—	—		—	—		$23,947
Kenneth E. Murphy III	2015	$470	$9,908	$6,555	—		—	—		$16,933
	2014	$356	$10,260	—	—		—	—		$10,616
	2013	$48	$7,179	—	—		—	—		$7,277
Robert D. Killgore	2015	$60	$27,125	$7,322	$122,052	(f)	—	—		$156,559
	2014	$60	$23,887	—	—		—	—		$23,947
Karrie D. Forbes	2015	$294	$5,636	$6,299	—		—	—		$12,229
	2014	$286	$6,226	$5,790	—		—	—		$12,302
	2013	$809	$5,149	$5,476	—		$993	—		$12,427

(a)
Reflects Short Term Disability premium payments made by the Company as an employer-provided benefit for all employees. Prior to fiscal 2014, Short Term Disability Insurance was available to employees on an optional, employee-paid basis. The Company also provides a secondary employer-paid life and disability policy to Mr. Stagner.

(b)
Reflects the Company's matching contributions to the named executive officer's 401(k) Plan account. The 401(k) Plan provides for an annual match of 33 1/3% of contribution amounts.

(c)
Reflect reimbursement to Mr. Stagner and Ms. Forbes for the cost of their respective spouse's airfare to Hawaii in connection with a Company-sponsored trip rewarding outstanding employees.

(d)
Reflects reimbursement of relocation expenses in connection with Mr. Weiss's relocation to Houston, Texas, including temporary housing expenses of $24,065, and a "gross-up" of $7,653 to cover taxes on his temporary housing expenses.

(e)
Reflects salary continuation of Mr. Carlsen's annual base salary of $450,000 for 18 months after his November 20, 2015 termination date and payment of COBRA premiums for 18 months, using COBRA premium rates for medical and dental coverage in effect at the end of fiscal 2015.

(f)
Reflects reimbursement of relocation expenses in connection with Mr. Killgore's relocation to Houston, Texas.

Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal 2015.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(g)
										Exercise or Base Price of Option Awards ($/Share)(f)
Name		Grant Date	Threshold ($)(d)	Target ($)(d)	Maximum ($)(d)	Threshold (#)	Target (#)(e)		Maximum (#)
R. Stephen Stagner	Bonus(a)	—	—	$450,000	$900,000	—	—		—	—	—
	Stock Options	9/9/2015	—	—	—	—	8,665	(h)	—	$60.74	$299,982
	Restricted Stock	9/9/2015	—	—	—	—	4,939	(i)	—	—	$299,995
	Restricted Stock	9/9/2015	—	—	—	—	7,717	(j)	—	—	$267,240
Alexander S. Weiss	Bonus(a)	—	—	$175,000	$350,000	—	—		—	—	—
	Stock Options	9/9/2015	—	—	—	—	3,370	(h)	—	$60.74	$116,669
	Restricted Stock	9/9/2015	—	—	—	—	1,921	(i)	—	—	$116,682
	Restricted Stock	9/9/2015	—	—	—	—	3,001	(j)	—	—	$103,925
	Restricted Stock	12/16/2015	—	—	—	—	6,438	(k)	—	—	$300,011
Dale R. Carlsen	Bonus(a)	—	—	—	—	—	—		—	—	—
	Stock Options	9/9/2015					4,333	(h)(l)	—	—	$150,008
	Restricted Stock(b)	9/9/2015	—	—	—	—	2,470	(i)(l)	—	—	$150,028
	Restricted Stock(b)	9/9/2015	—	—	—	—	3,859	(j)(l)	—	—	$133,637
Kenneth E. Murphy III	Bonus(a)	—	—	$250,000	$500,000	—	—		—	—	—
	Stock Options	9/9/2015	—	—	—	—	4,814	(h)	—	$60.74	$166,661
	Restricted Stock	9/9/2015	—	—	—	—	2,744	(i)	—	—	$166,671
	Restricted Stock	9/9/2015	—	—	—	—	4,287	(j)	—	—	$148,459
Robert D. Killgore	Bonus(a)	—	—	$250,000	$500,000	—	—		—	—	—
	Stock Options	9/9/2015	—	—	—	—	3,370	(h)	—	$60.74	$116,669
	Restricted Stock	9/9/2015	—	—	—	—	1,921	(i)	—	—	$116,681
	Restricted Stock	9/9/2015	—	—	—	—	3,001	(j)	—	—	$103,925
	Restricted Stock	9/9/2015	—	—	—	—	19,958	(m)	—	—	$1,212,249
Karrie Forbes	Bonus(c)	—	—	$136,354	$272,708	—	—		—	—	—
	Stock Options	9/9/2015	—	—	—	—	2,503	(h)	—	$60.74	$86,654
	Restricted Stock	9/9/2015	—	—	—	—	1,427	(i)	—	—	$86,676
	Restricted Stock	9/9/2015	—	—	—	—	2,229	(j)	—	—	$77,190

(a)
Non-equity incentive plan compensation for Messrs. Stagner, Weiss, Murphy and Killgore is determined and paid in accordance with the terms of their respective employment agreements and the Company's Executive Annual Incentive Plan, and is based on achievement of Company performance targets relating to the Company's Adjusted EBITDA that were approved by the Compensation Committee. Because Mr. Carlsen's employment with the Company terminated prior to the end of fiscal 2015, he was not eligible, pursuant to the terms of his employment agreement, to receive a bonus payout based on the Company's achievement performance targets relating to the Company's Adjusted EBITDA for fiscal 2015.

(b)
In connection with the termination of his employment, Mr. Carlsen entered into a separation agreement and release with the Company which, among other things, provided for the immediate vesting of all of his service/time-based equity awards and provides, for so long as Mr. Carlsen remains a director of the Company or otherwise provides services to the Company, that his performance-based grant may continue to vest, if at all, pursuant to its terms.

(c)
Non-equity incentive plan compensation for Ms. Forbes is determined and paid in accordance with the terms of her offer letter, and is based on achievement of Company performance targets relating to the Company's Adjusted EBITDA that were approved by the Compensation Committee.

(d)
Reflects threshold, target and maximum bonus opportunities under the Executive Annual Incentive Plan for each of the named executive officers, utilizing the bonus target percentages set forth in their respective employment agreements or offer letter and the annual salary level applicable to the named executive officer at the end of the fiscal year. For example, Mr. Stagner is entitled to receive a bonus equal to 75% of his annual base salary if the Adjusted EBITDA bonus target level is met. As described above under "—Compensation Discussion and Analysis—Elements of Executive Officer Compensation—Bonus and Short- Term Incentive Arrangements," for fiscal 2015, the Adjusted EBITDA threshold was $252.9 million. If the Company's Adjusted EBITDA was equal to or less than $252.9 million, no bonus would be paid to the executive officers. Once the threshold is satisfied, the actual payout amount is a function of the amount by which the threshold is exceeded up to the maximum amount, calculated by linear interpolation within that range. The maximum amount does not reflect the potential of any supplemental bonus pool, whereby our executive officers are eligible to share in an incremental bonus pool of 10% of the actual amount of annual Adjusted EBITDA in excess of the annual Adjusted EBITDA maximum level target, as the supplemental bonus pool is not subject to a maximum cap. The actual amount of the bonus earned by each named executive officer for fiscal 2015 is reported in the "Summary Compensation Table" under the heading "Non-Equity Incentive Plan Compensation." For a description of the supplemental bonuses and performance targets relating to the Company's bonus opportunities for fiscal 2015, please refer to "—Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Bonus and Short-Term Incentive Arrangements" above.

(e)
All stock option awards included in this column were granted under the Omnibus Plan on September 9, 2015 and are subject to a four-year, service-based vesting schedule. For a description of the stock option awards, please refer to "—Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Long-Term Stock-Based Incentive Arrangements".

With respect to Messrs. Stagner, Carlsen, Murphy and Killgore and Ms. Forbes, the shares of restricted stock included in this column were granted under the Omnibus Plan on September 9, 2015. With respect to Mr. Weiss, the shares of restricted stock included in this column were granted under the Omnibus Plan on September 9, 2015 and December 16, 2015. For a description of the awards of shares of restricted stock, please refer to "—Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Long-Term Stock-Based Incentive Arrangements".

(f)
The exercise price of the stock options is the fair market value of a share of our common stock on the date of grant, which was determined to equal the closing market price of one share of common stock of the Company on the date of grant.

(g)
Reflects the fair value of the stock option awards and awards of shares of restricted stock on the grant date. The underlying valuation assumptions for stock option awards are further discussed in Note 14 to the 2015 Financials, which are included in the 2015 Annual Report.

(h)
Reflects stock options granted on September 9, 2015 which are subject to a four-year vesting schedule. The options will become exercisable, if at all, in four equal annual installments on each anniversary of the date of grant beginning on September 9, 2016. Subject to the named executive officer's continued employment with the issuer, these options will become fully exercisable on September 9, 2019. With respect only to Mr. Killgore, the stock option award granted to him on September 9, 2015 was forfeited on April 1, 2016 in connection with his retirement from the Company.

(i)
Reflects restricted shares granted on September 9, 2015 which are subject to a four-year vesting schedule, vesting 25% on each anniversary of the grant date, provided that the named executive officer remains employed by the Company on the applicable vesting date. With respect only to Mr. Killgore, this restricted stock award was forfeited on April 1, 2016 in connection with his retirement from the Company.

(j)
Reflects restricted shares granted on September 9, 2015 which are subject to a four-year, performance-based vesting schedule, vesting 25% annually, if the Company satisfies specified stock price increase targets. With respect only to Mr. Killgore, this restricted stock award was forfeited on April 1, 2016 in connection with his retirement from the Company.

(k)
Reflects restricted shares granted on December 16, 2015 which are subject to a four-year vesting schedule, vesting 25% on each anniversary of the grant date, provided that Mr. Weiss remains employed by the Company on the applicable vesting date.

(l)
Pursuant to the terms of Mr. Carlsen's separation agreement with the Company, the 4,333 stock options and 2,470 shares of restricted stock part of Mr. Carlsen's September 9, 2015 equity awards immediately vested on, and to the extent applicable, became exercisable as of November 20, 2015. Further, pursuant to his separation agreement, Mr. Carlsen's performance-based restricted stock award granted on September 9, 2015 will continue to vest, if at all, in accordance with its terms for so long as Mr. Carlsen remains a director of the Company or otherwise provides services to the Company.

(m)
Reflects restricted shares granted on September 9, 2015 that were subject to a three-year vesting schedule, vesting 33 1/3% on each anniversary of the grant date, provided that Mr. Killgore remained employed by the Company on the applicable vesting date. In connection with Mr. Killgore's retirement from the Company, the vesting schedule for this award was accelerated on April 1, 2016 and vested in full on that date.

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

        In fiscal 2015, each of our named executive officers was party to an employment agreement (in the cases of Messrs. Stagner, Weiss, Carlsen, Murphy and Killgore) or a letter agreement (in the case of Ms. Forbes), which provided for base salary and other benefits, as described above in "—Compensation Discussion and Analysis." During fiscal 2015, all of our named executive officers were eligible to participate in our Executive Nonqualified Excess Plan (our nonqualified deferred compensation plan) and our benefit plans and programs generally available to our employees.

        Each of our named executive officers, except for Mr. Carlsen, was also eligible to receive a cash bonus based on the Company's achievement of an Adjusted EBITDA target for fiscal 2015, as described above under "—Compensation Discussion and Analysis—Elements of Executive Officer Compensation—Bonus and Short- Term Incentive Arrangements" and "—Compensation of Named Executive Officers—Grants of Plan-Based Awards Table". For fiscal 2015, the Adjusted EBITDA target was set by the Compensation Committee, after consultation with the then-members of the Executive Steering Team, in March 2015. If the Adjusted EBITDA target was achieved, Mr. Stagner was entitled to receive a target bonus equal to 75% of his base salary, each of Messrs. Weiss, Murphy and Killgore was each entitled to receive a target bonus equal to 50% of his base salary, and Ms. Forbes was entitled to receive a target bonus equal to 35% of her base salary. Effective November 20, 2015, Mr. Carlsen was no longer eligible to receive a bonus payment. If the Company achieved between 0% and 100% of the revised Adjusted EBITDA target above the threshold, the cash bonus would be determined by linear interpolation between the target percentages described above. If the Company achieved greater than 100% of the annual Adjusted EBITDA target, each named executive officer had the opportunity to receive a bonus of up to two times his or her respective target cash bonus. Actual Adjusted EBITDA for fiscal 2015 exceeded the threshold but not the target level, so bonuses of 5.6% of bonus targets were paid.

        In addition to the bonuses described above, our named executive officers, except for Mr. Carlsen due to his resignation, were eligible to share with other members of the senior management of the Company in an incremental bonus pool of 10% of the actual amount of annual Adjusted EBITDA in excess of the annual Adjusted EBITDA maximum level target. The maximum level was not satisfied in fiscal 2015 so no incremental bonus was paid.

        We believe that the majority of our named executive officers' total compensation should be tied to variable, performance-based compensation in the form of an annual cash bonus incentive, which encourages profitable and significant performance over the prior year, and periodic long-term equity awards, which focus on long-term retention, objectives and increases in the Company's market value. Our long-term equity awards are further split between service-based and market-based vesting to further balance stability and retention with our continued growth and performance philosophy. From time to time, we expect that our actual practice may necessarily deviate from this overall philosophy, as the Compensation Committee will consider outstanding equity interests of our executive officers and the timing of equity awards when determining whether new equity grants should be made in a fiscal year and, if so, the size of such grants. Annual performance-based compensation and long-term, equity-based compensation (in the form of service- and performance-based equity awards) are calculated as a percentage of the employee's base salary, which means that more senior, highly-compensated employees receive a greater percentage of their total compensation in the form of annual performance-based or long-term, equity-based compensation. We believe this is appropriate as such employees, including the named executive officers, have more influence and control over the performance of the Company. To illustrate, for fiscal 2015, had the Company achieved 100% of its Adjusted EBITDA target, Mr. Stagner would have received $450,000 in annual performance-based compensation, which would have represented approximately 23.5% of his total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) for the fiscal year. Performance-based compensation would have comprised approximately 11.4% to 20.3% of the total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) for our other named executive officers in fiscal 2015 (excluding Mr. Carlsen who was not eligible to receive performance-based compensation). Had the Company achieved 100% of its Adjusted EBITDA target for fiscal 2015, long-term, equity-based compensation (in the form of a service-based stock option grant, a service-based restricted stock grant and a market-based restricted stock grant) would have represented approximately 45.2% of Mr. Stagner's total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) and approximately 37.3% to 70.6% of the total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) for our other named executive officers (excluding Mr. Carlsen who was not eligible to receive performance-based compensation). We expect that as we continue to operate and grow as the nation's only border-to-border, coast-to-coast, multi-brand specialty mattress retailer, a continued emphasis will be placed on performance-based compensation, in the form of the annual cash bonus incentive, and long-term incentives, primarily in the form of equity-based awards. As a result, grants of equity-based awards may be made on a regular, annual basis, which we believe will reflect our overall compensation philosophy.

        The remainder of our executive officer compensation is comprised of fixed, guaranteed compensation (i.e. base salary) in order to provide our executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions, as well as to provide our executive officers with a secure environment that will encourage them to take well-informed risks for the benefit of our Company and our stockholders. Had the Company achieved 100% of its Adjusted EBITDA target for fiscal 2015, annual base salary would have represented approximately 31.3% of Mr. Stagner's total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) and approximately 18.0% to 46.5% of total compensation (excluding Company-paid medical, dental, life and other insurance premiums, 401(k) Plan contributions and other executive perquisites) for our other named executive officers (excluding Mr. Carlsen due to his non-eligibility for the Executive Annual Incentive Plan bonus award).

Outstanding Equity Awards at Fiscal Year End Table

        The following table summarizes the number of stock options and unvested shares of restricted stock for each named executive officer as of February 2, 2016, the last day of fiscal 2015. The stock options and shares of restricted stock were granted by the Company under our Omnibus Plan. The stock options represent options to purchase common stock of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	OPTION AWARDS									STOCK AWARDS
Name	Grant Date		Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Unexercised Options— Unexercisable (#)(a)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(b)	Option Exercise Price ($)(c)	Option Expiration Date(d)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(e)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(f)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
R. Stephen Stagner	11/17/2011	(g)	134,805		17,394		21,741	$19.00	11/17/2021	—		—	—	—
	9/4/2013	(h)	11,754		11,754		—	$41.25	9/4/2023	6,270		$220,014	—	—
	9/2/2014	(i)	3,426		13,706		—	$57.05	9/2/2024	13,573		$476,277	—	—
	9/9/2015	(j)	—		8,665		—	$60.74	9/9/2025	7,717		$270,790	—	—
	9/9/2015	(k)								4,939		$173,310	—	—
Alexander S. Weiss	4/24/2013	(l)	15,750		19,250		—	$36.84	4/24/2023	—		—	—	—
	9/4/2013	(h)	2,292		2,292		—	$41.25	9/4/2023	1,223		$42,915	—	—
	9/2/2014	(i)	1,332		3,998		—	$57.05	9/2/2024	5,278		$185,205	—	—
	9/2/2014	(m)	—		—		—	—	—	17,858		$626,637	—	—
	9/9/2015	(j)	—		3,370		—	$60.74	9/9/2025	4,922		$172,713	—	—
	12/16/2015	(n)	—		—		—	—	—	6,438		$225,909	—	—
Dale R. Carlsen	9/9/2015	(j)	4,333	(o)	—		—	$60.74	9/9/2025	3,859	(o)	$135,412	—	—
			—		—		—	—	—	—		—	—	—
Kenneth E. Murphy III	11/17/2011	(g)	39,211		5,062		6,323	$19.00	11/17/2021	—		—	—	—
	9/4/2013	(h)	3,448		3,448		—	$41.25	9/4/2023	1,840		$64,566	—	—
	9/2/2014	(i)	1,332		3,998	(l)	—	$57.05	9/2/2024	5,278		$185,205	—	—
	9/2/2014	(m)	—		—		—	—	—	35,715		$1,253,239	—	—
	9/9/2015	(j)	—		4,814		—	$60.74	9/9/2025	7,031		$246,718
Robert D. Killgore	9/9/2015	(j)	—		3,370		—	$60.74	9/9/2025	24,880		$873,039	—	—
Karrie D. Forbes	11/17/2011	(g)	16,443		5,062		6,323	$19.00	11/17/2021	—		—	—	—
	9/4/2013	(h)	1,724		3,448		—	$41.25	9/4/2023	1,840		$64,566	—	—
	9/2/2014	(i)	883		2,650	(l)	—	$57.05	9/2/2024	3,499		$122,780	—	—
	9/9/2015	(j)	—		2,503		—	$60.74	9/9/2025	3,656		$128,289	—	—

(a)
Reflects stock options granted under the Omnibus Plan that are subject to future service-based vesting conditions, based on the named executive officer's continued employment with the Company, or future performance-based vesting conditions, based on increases to the Company's stock price.

(b)
Reflects stock options that were subject to performance-based vesting conditions measured on the applicable grant date anniversary during fiscal 2015, which were not satisfied.

(c)
The exercise price of stock options is the fair market value of a share of our common stock on the grant date. The exercise price for the stock options granted on November 17, 2011 was $19.00 per share, and was determined based on the per share offering price of our common stock in the IPO. The exercise price for the stock options granted on April 24, 2013, September 4, 2013, September 2, 2014 and September 9, 2015 were $29.26, $36.84, $41.25, $57.05 and $60.74 per share, respectively, and was determined based on the per share closing market price of our common stock on the date of grant.

(d)
All stock options have a ten year term.

(e)
Calculated using the closing market price on February 2, 2016, the last day of fiscal 2015, which was $35.09.

(f)
Reflects awards of shares of restricted stock that were subject to performance-based vesting conditions measured on the applicable grant date anniversary during fiscal 2015, which were not satisfied.

(g)
Reflects stock options granted under the Omnibus Plan on November 17, 2011, which are subject to service-based vesting conditions over a five year period, and stock options which are subject to performance-based vesting conditions tied to the Company's stock price over a five year period. The stock options with service based vesting conditions vested, in part, on November 17, 2012, November 17, 2013, November 17, 2014 and November 17, 2015, and the stock options with performance-based vesting conditions vested, in part on November 17, 2012, November 17, 2013 and November 17, 2014. The performance-based vesting condition tied to the Company's stock price was not satisfied for fiscal year 2015 and as such the performance-based award did not vest, as scheduled, on November 17, 2015.

(h)
Reflects stock options granted on September 4, 2013 under the Omnibus Plan that are subject to a service-based vesting condition, which will vest, if at all, in four equal annual installments on each anniversary of the grant date until fully vested. Also reflects awards of shares of restricted stock granted on September 4, 2013 under the Omnibus Plan that are subject to performance-based vesting conditions, which, subject to the satisfaction of specified stock price increase targets, will vest in four equal annual installments at the end of each fiscal year following the first anniversary of the grant date until fully vested.

(i)
Reflects stock options granted on September 2, 2014 under the Omnibus Plan that are subject to service-based vesting conditions, which will vest, if at all, in four equal annual installments on each anniversary of the grant date until fully vested. Also reflects awards of shares of restricted stock granted on September 2, 2014 under the Omnibus Plan that are subject to performance-based vesting conditions, which, subject to the satisfaction of specified stock price increase targets, will vest in four equal annual installments on each anniversary of the grant date until fully vested, provided that the applicable annual specified stock price increase target is met or exceeded.

(j)
Reflects stock options granted on September 9, 2015 under the Omnibus Plan that are subject to a service-based vesting condition, which will become exercisable, if at all, in four equal annual installments on each anniversary of the date of grant until fully vested. Also reflects an award of shares of restricted stock granted on September 9, 2015 under the Omnibus Plan that are subject to performance-based vesting conditions, which, subject to the satisfaction of specified stock price increase targets, will vest in four equal annual installments on each anniversary of the grant date until fully vested, provided that the applicable annual specified stock price increase target is met or exceeded.

(k)
Reflects an award of shares of restricted stock granted on September 9, 2015 under the Omnibus Plan that is subject to a service-based vesting condition, which, will vest, if at all, in four equal annual installments on each anniversary of the grant date until fully vested.

(l)
Reflects stock options granted on April 24, 2013 under the Omnibus Plan with service based vesting conditions that vested, in part, on April 24, 2015 and stock options with performance-based vesting conditions tied to the Company's stock price that vested, in part, on April 24, 2015. Each award is subject to a four-year vesting schedule, vesting, if at all, in four equal installments on each anniversary of the grant date.

(m)
Reflects an award of shares of restricted stock granted on September 2, 2014 under the Omnibus Plan that is subject to a service-based vesting condition, which, will vest, if at all, in two equal annual installments on September 2, 2016 and September 2, 2018, respectively.

(n)
Reflects an award of shares of restricted stock granted on December 16, 2015 under the Omnibus Plan that is subject to a service-based vesting condition, which will vest, if at all, in four equal annual installments on each anniversary of the grant date.

(o)
Pursuant to the terms of his separation agreement with the Company, Mr. Carlsen's service-based award of 4,333 options and service-based award of 2,470 shares of restricted stock, each granted on September 9, 2015, immediately vested on the date of his resignation—November 20, 2015. Further, pursuant to his separation agreement, Mr. Carlsen retains his performance-based award of 3,859 share of restricted stock, and the award will continue to vest, if at all, in accordance with its schedule for so long as Mr. Carlsen remains a director of the Company or otherwise provides services to the Company.

Option Exercises and Stock Vested Table

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2015 TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(e)
R. Stephen Stagner	—	—	3,134	(a)	$184,749
Alexander S. Weiss	—	—	611	(a)	$36,018
Dale R. Carlsen	—	—	2,470	(b)	$118,906
Kenneth E. Murphy III	—	—	20,450	(c)	$1,050,842
Robert D. Killgore	—	—	16,548	(d)	$65,348
Karrie D. Forbes	—	—	919	(a)	$54,175

(a)
Reflects shares of restricted stock awarded on September 4, 2013 under the Omnibus Plan which vested on September 4, 2015.

(b)
Reflects shares of restricted stock awarded on September 9, 2015 under the Omnibus Plan, which pursuant to the terms of Mr. Carlsen's separation agreement with the Company, immediately vested on November 20, 2015.

(c)
Reflects an award of shares of restricted stock granted under the Omnibus Plan on September 4, 2013, which vested, in part, on September 4, 2015 and an award of shares of restricted stock granted under the Omnibus Plan on December 4, 2014, which vested, in full, on December 5, 2015.

(d)
Reflects awards of shares of restricted stock granted under the Omnibus Plan on October 20, 2014 in connection with Mr. Killgore's accepting employment with the Company. The shares vested on October 20, 2015.

(e)
Calculated by multiplying the closing market price on the applicable vesting date by the number of shares of restricted stock vesting on such date. Our closing stock price was $58.95 on September 4, 2015, $39.49 on October 20, 2015, $48.14 on November 20, 2015 and $50.03 on December 4, 2015. The amounts reflected in this column are not reduced for taxes or for the decrease in our stock price, which was $35.09 at the close of trading on February 2, 2016—the last day of fiscal 2015.

Non-Qualified Deferred Compensation Table

        The following table shows the amounts held by our named executive officers under the Company's Executive Nonqualified Excess Plan, our non-qualified deferred compensation plan, for fiscal 2015.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of Fiscal 2015 ($)
R. Stephen Stagner	$66,461	—	$(57,719)	—	$407,594
Alexander S. Weiss	—	—	—	—	—
Dale R. Carlsen	—	—	—	—	—
Kenneth E. Murphy III	$106,719	—	$(28,907)	—	$238,914
Robert D. Killgore	—	—	—	—	—
Karrie D. Forbes	$48,255	—	$(28,862)	—	$286,887

(a)
All amounts deferred by the named executive officers for fiscal 2015 have also been reported in the "Summary Compensation Table" above.

(b)
No Company contributions or credits were made into this plan for fiscal 2015.

(c)
Reflects market-based earnings on amounts credited to participant's accounts under the plan.

        The Executive Nonqualified Excess Plan is an unfunded, unsecured nonqualified deferred compensation plan under which certain management employees may elect to defer all or a portion of their base salaries and annual bonuses until a specified date or event. All amounts credited to a participant's account under the plan are notionally invested in mutual funds or other investments available in the market.

        Under the Executive Nonqualified Excess Plan, participants are 100% vested in their elective deferrals at all times and become 100% vested in Company contributions upon attainment of age 55, a change of control, or the participant's death or disability. Company contributions vest on a graded schedule beginning with 20% after a participant has completed three years of service, and 20% in each year thereafter until the participant is 100% vested after completing seven years of service. Distributions will occur upon the earliest of (a) a participant's separation from service, (b) the disability of a participant, (c) the death of a participant, (d) a change in control event, or (e) an unforeseeable emergency. In certain instances, a participant may designate certain deferrals as "in-service" or "education" credits, which would permit the participant to receive a distribution of such amount on a specified date. Plan assets are held within a rabbi trust and the Company is restricted from accessing the assets.

Potential Payments Upon Termination or Change in Control

        Each of our named executive officers that is currently employed by the Company is entitled to receive certain benefits upon a qualifying termination of employment. The benefits that Messrs. Stagner, Weiss and Murphy are entitled to receive upon a termination of employment are set forth in their respective employment agreements, and the benefits that Ms. Forbes is entitled to receive upon termination of employment is set forth in her offer letter. For a description of the employment agreements for Messrs. Stagner, Weiss and Murphy and the offer letter of Ms. Forbes in effect during fiscal 2015, please see "—Compensation Discussion and Analysis—Elements of Executive Officer Compensation—Employment and Severance Agreements" above.

        The following table summarizes the payments that would have been made to each of our named executive officers, except for Mr. Carlsen, upon the occurrence of a qualifying termination of employment or change in control of the Company, assuming that each named executive officer's termination of employment or a change in control occurred on February 2, 2016, the last business day of the Company's fiscal 2015.

        Mr. Carlsen's employment with the Company terminated effective November 20, 2015, and in connection with his termination, the Company and Mr. Carlsen entered into Confidential Separation Agreement and Release which acknowledged the termination of his employment agreement and in exchange for a release, provided for certain severance payments and benefits to Mr. Carlsen. Pursuant to the terms of his separation agreement with the Company, Mr. Carlsen is entitled to receive a cash severance of $675,000 that will be paid out by the Company, in the form of salary continuation, in equal installments for the 18 months following his termination and continuation of medical and dental coverage (unless and until he becomes covered by another employer's medical and dental plans) for 18 months following his termination. Using COBRA premium rates for medical and dental coverage in effect at the end of fiscal 2015, this amount will be $44,008. Mr. Carlsen's separation agreement also provided for the accelerated vesting, effective November 20, 2015, of a stock option award and a restricted stock award that were granted to him under the Omnibus Plan on September 9, 2015. Pursuant to his stock option award, Mr. Carlsen received 4,333 options to purchase shares of our common stock at an exercise price of $60.74 per share, and under his restricted stock award, he was granted 2,470 shares of restricted shares of our common stock. Mr. Carlsen's separation agreement further provided that Mr. Carlsen's performance-based restricted stock award granted on September 9, 2015—which vests if our stock price meets certain designated targets—may continue to vest, if at all, according to its schedule for so long as Mr. Carlsen remains a director of the Company or otherwise provides services to the Company.

Potential Payment Upon Termination or Change in Control As of February 2, 2016

Named Executive Officer	Benefit	Change of Control ($)(c)	Without Cause or For Good Reason ($)(d)	Non-Renewal (by Company) ($)(d)	Death ($)(d)	Disability ($)(d)
R. Stephen Stagner	Cash Severance(a)	—	$900,000	$900,000	$900,000	$900,000
	Health/Welfare(b)	—	$28,958	$24,932	$24,932	$24,932
Alexander S. Weiss	Cash Severance(a)	—	$525,000	$525,000	$525,000	$525,000
	Health/Welfare(b)	—	$28,958	$28,958	$28,958	$28,958
Kenneth E. Murphy III	Cash Severance(a)	—	$500,000	$375,000	$500,000	$500,000
	Health/Welfare(b)	—	$19,305	$19,305	$19,305	$19,305
Robert D. Killgore	Cash Severance(a)(e)	—	$500,000	$375,000	$500,000	$500,000
	Health/Welfare(b)(e)	—	$29,338	$29,338	$29,338	$29,338
Karrie D. Forbes	Cash Severance(a)	—	$325,000	—	—	—
	Health/Welfare	—	—	—	—	—

(a)
The cash severance amount does not include any annual bonus that was earned by its terms as of the last day of fiscal 2015. Pursuant to the terms of her letter agreement, Ms. Forbes is not entitled to any bonus payment upon the termination of her employment with the Company.

(b)
The amounts reported are based upon COBRA premium rates for medical and dental coverage in effect at the end of fiscal 2015.

(c)
None of the employment agreements or letter agreement provides for payment of benefits solely in the event of a change of control.

(d)
For a discussion of each named executive officer's benefits in the event of a termination of employment due to the reason specified in the heading of each column, please see below. With respect to a termination due to disability, Messrs. Stagner, Weiss, Murphy and Killgore are, pursuant to their respective employment agreements in effect during fiscal 2015, also entitled to continuation of disability insurance coverage to the extent necessary to continue benefits that the executive became entitled to receive prior to the termination of his employment with the Company. These benefits have not been quantified for purposes of this table.

(e)
Mr. Killgore's employment with the Company terminated effective April 1, 2016. See below narrative for a description of actual payments and benefits to which Mr. Killgore is entitled as a result of his separation from the Company.

Actual Payment Upon Termination of Robert D. Killgore

        In connection with his retirement from the Company, the Company and Mr. Killgore entered into a Confidential Separation Agreement and General Release which, among other things, acknowledged the termination of his employment agreement and, in exchange for a release, provided for severance payments and benefits to Mr. Killgore. Pursuant to his separation agreement with the Company, Mr. Killgore is entitled to receive a cash severance of $750,000 that will be paid out by the Company, in the form of salary continuation, in equal installments for the 18 months following his termination and continuation of medical and dental coverage (unless and until he becomes covered by another employer's medical and dental plans) for 18 months following his termination, in each case commencing on May 1, 2016. Using COBRA premium rates for medical and dental coverage in effect at the end of fiscal 2015, the amount of medical and dental coverage continuation will be $44,008. Mr. Killgore's separation agreement further provides that the Company will pay him the cash bonus due and payable to him based on the Company's achievement of its Adjusted EBITDA target for fiscal 2015. The amount of Mr. Killgore's performance-based cash bonus for fiscal 2015 is detailed in the Summary Compensation Table on page 33 of this Proxy Statement.

Termination and Change of Control Provisions Under Current Employment Agreements and Offer Letters

        Each of Messrs. Stagner, Weiss and Murphy is currently party to an employment agreement which has different terms than those which governed his compensation in fiscal 2015 and which affects the payments and other benefits to which they may be entitled upon the termination of their employment or a change in control. These changes were made effective after the end of fiscal 2015, during the first quarter of fiscal 2016. For a description of the material terms of the amendments to Mr. Weiss' employment agreement, see Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 19, 2016 and of the amended and restated employment agreements of Messrs. Stagner and Murphy, see Exhibits 10.2 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on March 21, 2016. Ms. Forbes' offer letter, as was in effect at the end of fiscal 2015, remains the same. The below arrangements describe payments and benefits available to each of our currently employed named executive officers under their current employment agreement or offer letter, in each case, incorporating changes made to such arrangements after the beginning of fiscal 2016.

Termination by the Company for Cause or Resignation by Executive Without Good Reason

        Upon termination of employment by the named executive officer other than for good reason, or by the Company for cause, each named executive officer is only entitled to receive earned but unpaid base salary and any accrued and unpaid benefits pursuant to our employee benefit plans or programs in which the executive officer participates on his or her last day of employment ("Accrued Compensation").

Termination by Company Without Cause or Resignation by Executive for Good Reason

        In accordance with the employment agreements of Messrs. Stagner, Weiss and Murphy, if the named executive officer's employment is terminated without cause (as such term is defined in their respective agreements) or the named executive officer terminates his employment for good reason (as such term is defined in their respective agreements), then the named executive officer would have been, subject to his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

  •
  18 months' salary continuation;

  •
  18 months' continuation of medical and dental coverage (unless and until he becomes covered by another employer's medical and dental plans);

  •
  If such termination or resignation is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus ("Accrued Bonus Payment"); and

  •
  Accrued Compensation.

        Pursuant to her letter agreement and also in accordance with our severance policy, if the employment of Ms. Forbes is terminated by the Company without cause, she is entitled 12 months' salary continuation together with any Accrued Compensation.

Termination Due to Death or Disability

        Upon termination of Messrs. Stagner, Weiss or Murphy's employment due to death, the estate of such named executive officer will be entitled to the executive officer's Accrued Compensation and Accrued Bonus Payment.

        In addition, if Messrs. Stagner, Weiss or Murphy employment is terminated due to death, his estate will also be entitled to 18 months' salary continuation.

        Upon termination due to disability, Messrs. Stagner, Weiss and Murphy will each be entitled to Accrued Compensation, Accrued Bonus Payment, and to the following amounts:

  •
  Salary continuation (less the amount that the executive officer receives pursuant to any Company-sponsored long-term disability insurance policy) for 18 months;

  •
  Premiums for medical and dental coverage for 18 months; and

  •
  Continuation of disability insurance coverage to the extent necessary to continue benefits that the executive officer became entitled to receive prior to the termination of his employment with the Company.

        Ms. Forbes is not entitled to any termination payments under these circumstances, other than Accrued Compensation.

Termination Due to Non-Renewal of Term

        Messrs. Stagner's, Weiss' and Murphy's employment agreements provide that the term of their employment will be automatically extended for subsequent one-year terms, unless three months' written notice of non-renewal is provided by either the Company or the named executive officer. If Mr. Weiss provides such notice to us, he is only entitled to Accrued Compensation. If Messrs. Stagner or Murphy provides such notice to us, he is entitled to Accrued Compensation and the Accrued Bonus Payment.

However, if the Company provides such notice to the named executive officer, the named executive officer is entitled to the following:

  •
  Mr. Weiss is entitled to the benefits to which they would be entitled if the Company terminated such executive officer's employment without cause, or if he resigned for good reason, as described above in "—Termination by Company Without Cause or Resignation by Executive for Good Reason".

  •
  Messrs. Stagner and Murphy are entitled to the following benefits:

  •
  Nine months' salary continuation;

  •
  Nine months' continuation of medical and dental coverage (unless and until he becomes covered by another employer's medical and dental plans);

  •
  Accrued Bonus Payment; and

  •
  Accrued Compensation.

Termination Without Cause Within One Year of Fundamental Change

        If Mr. Stagner's or Mr. Murphy's employment is terminated without cause within one year after the effective date of a (i) consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) sale or transfer of all or substantially all the Company's assets, or (iii) dissolution or liquidation of the Company, then Mr. Stagner or Mr. Murphy, as the case may be, will be entitled to the following payments and benefits:

  •
  Accrued Compensation;

  •
  If his termination is on, or after the last day of, any fiscal year for which a bonus is payable, the Accrued Bonus Payment;

  •
  24 months' salary continuation;

  •
  24 months' continuation of medical and dental coverage (unless and until he becomes covered by another employer's medical and dental plans); and

  •
  The immediate acceleration and vesting in full of all outstanding, unvested equity awards.

Restrictive Covenants

        Under the terms of their respective agreements and letter agreement, each actively employed named executive officer has agreed to confidentiality obligations during and after employment. Under their employment agreements and letter agreements, each actively employed named executive officer has also agreed to the following:

  •
  Messrs. Stagner and Murphy have agreed to non-competition and non-solicitation obligations for 18 months following employment termination.

  •
  Mr. Weiss and Ms. Forbes have agreed to non-competition and non-solicitation obligations for 12 months following employment termination.

        Messrs. Carlsen and Killgore have agreed to abide by the non-competition obligations set forth in the purchase and sale agreement that they, along with the other sellers, executed in connection with the Company's acquisition of Sleep Train. Their non-competition obligations will last for 24 months following the termination of their respective employment. Messrs. Carlsen and Killgore have also agreed to non-solicitation obligations for 12 months following their respective terminations.

DIRECTOR COMPENSATION

        Effective December 16, 2015 the Compensation Commitee adopted a revised Independent Director Compensation Policy, which increased the amount of annual compensation to be paid to members of the Board. Our revised Independent Director Compensation Policy provides that each member of our Board who meets all of the applicable independence requirements set forth therein (including independence standards required by the NASDAQ Rules) is eligible to receive compensation for his or her services as a director as set forth below. Currently, only Messrs. Creager, Eitel, Fortunato and Tinsey are eligible to receive compensation under the policy.

  •
  Base Compensation.  Under our revised policy, each independent director receives an annual retainer of $60,000, payable in four equal installments at the beginning of each fiscal quarter for services provided to our Board. Directors do not receive payment (calculated on a pro rata basis) in respect of any fiscal quarter during which they did not serve as a director for the full quarterly period. Directors may elect to receive the annual cash retainer in a single grant of shares of restricted stock having an aggregate equivalent value on the first day of the fiscal year, determined by dividing $60,000 by the average closing market price of the Company's common stock over the 30 trading days immediately preceding the first day of the fiscal year.

  •
  Committees.  Under our revised policy, each director who serves, in a non-chairman role, on a committee of the Board (other than the Audit Committee) will receive an annual retainer of $10,000; the chairperson of any such committee will receive an annual retainer of $15,000 per annum. With respect to the Audit Committee, the independent director who serves as the chair of the Audit Committee will receive an additional annual retainer of $35,000 and its non-chairman members will each receive an annual retainer of $15,000 for their service. All committee fees are payable at the beginning of each fiscal year.

  •
  Reimbursement of Travel and Other Expenses.  Each independent director is reimbursed for his ordinary and reasonable expenses in connection with attending meetings of our Board and any committee thereof on which he serves.

  •
  Restricted Stock Grants.  Under our revised policy, each independent director will receive an annual grant of restricted stock under the Omnibus Plan with a fair market value equal to $60,000. Subject to such director's continued service as an independent director, such restricted stock becomes fully vested on the first anniversary of the date of grant. Directors do not receive restricted stock (calculated on a pro rata basis) in respect of any fiscal quarter during which they did not serve as a director for the full quarterly period.

        Except for reimbursement for reasonable travel expenses relating to attendance at Board and committee meetings, directors who do not meet the criteria of our independent director compensation policy, such as Messrs. Stagner (an employee) and Carlsen (a former employee) and directors affiliated with J.W. Childs (currently Messrs. Childs, Fiorentino, Suttin and Watts), are not compensated for their services as directors.

        The following table summarizes compensation paid to each non-employee director during fiscal 2015:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(a)		Stock Awards ($)(a)		Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Dale R. Carlsen(d)	—		—		—	—	—	—
John W. Childs	—		—		—	—	$5,890	$5,890
Robert E. Creager	$85,000		$50,000		—	—	—	$135,000
Charles R. Eitel	$65,603	(e)	$50,000		—	—	$4,491	$120,094
David A. Fiorentino	—		—		—	—	$5,487	$5,487
Joseph M. Fortunato	$55,000		$50,000		—	—	$7,048	$112,048
Ronald J. Mittelstaedt	$59,397	(f)	$50,000	(f)	—	—	$569	$109,966
Adam L. Suttin	—		—		—	—	$8,202	$8,202
Frederick C. Tinsey III	$55,000	(e)	$50,000		—	—	$6,409	$111,409
William E. Watts	—		—		—	—	$30,836	$30,836

(a)
Non-employee directors affiliated with J.W. Childs (currently Messrs. Childs, Fiorentino, Suttin and Watts) do not receive compensation for their services as directors other than reimbursement of reasonable travel expenses. For each independent director entitled to fees, the amount of compensation reported in these columns is less than the annual cash retainer amounts approved under the Company's revised Independent Director Compensation Policy because, prior to December 16, 2015, the Company's retainers were less than the retainers payable beginning December 16, 2015.

(b)
Non-employee directors are not eligible to participate in the Company's non-equity incentive plans.

(c)
Refers to reimbursement of reasonable travel expenses.

(d)
Mr. Carlsen did not receive any fees for his service as a director of the Company during fiscal 2015 because he was an employee of the Company until November 20, 2015 and as such does not meet the NASDAQ Rules' independence standards. Information regarding Mr. Carlsen's compensation arrangements can be found under "Executive Compensation" section of this Proxy Statement.

(e)
Includes a pro rata portion of fees relating to service on the Audit Committee during a portion of fiscal year 2015.

(f)
Mr. Mittelstaedt resigned as a member of the Board and all committees of the Board effective December 17, 2015 and as a result thereof forfeited the shares of restricted stock that were awarded to him on February 4, 2015. Those shares were subject to a one-year service-based vesting condition that was not satisfied.

        In recognition of their service to the Company, the stock awards granted to Messrs. Eitel and Tinsey, as reported in the above table, will not be forfeited at the time of their retirement at the Annual Meeting and will be permitted to vest, according to schedule, on February 3, 2017. Additionally, Messrs. Eitel and Tinsey will continue to receive quarterly board fees for the remainder of fiscal 2016.

AUDIT COMMITTEE MATTERS

        The Audit Committee Report below shall not be deemed to be "soliciting material" or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filings.

Audit Committee Report

        The Audit Committee is responsible for providing independent, objective oversight with respect to the Company's accounting and financial reporting functions, internal and external audit functions, and internal controls over financial reporting. The Audit Committee operates under a written charter that is available on the Company's website.

        The Company's management is responsible for internal controls and financial reporting processes which include the preparation of the Company's financial statements. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an integrated audit of the Company's financial statements and effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for issuing a report on its audit. The Audit Committee oversees and monitors the Company's management and the independent registered public accounting firm throughout the financial reporting process.

        The Audit Committee has reviewed and discussed with management and our independent accountants the Company's audited financial statements and internal controls over financial reporting for fiscal 2015. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles and the Company's internal controls over financial reporting were effective. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as amended, and as adopted by the PCAOB in Rule 3200T, as in effect for the Company's fiscal 2015. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the PCAOB regarding their communication with the Audit Committee concerning independence, and has discussed with them their independence from the Company. The Committee also has considered whether, and to what extent, if any, the fact that Deloitte & Touche LLP may, from time-to-time, provide non-audit services to the Company, is compatible with maintaining the auditors' independence and has discussed this with Deloitte & Touche LLP.

        Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that the Company's audited financial statements for fiscal 2015 be included in the 2015 Annual Report. Such report was filed with the SEC on April 4, 2016.

        The Audit Committee has appointed Deloitte & Touche LLP as the independent registered accounting firm of the Company for fiscal 2016 and intends to submit such recommendation to the Company's stockholders for ratification (but not for approval) at the Company's 2016 Annual Meeting of Stockholders.

Submitted by the Audit Committee
Robert E. Creager, Chair
Frederick C. Tinsey III

Independent Registered Public Accounting Firm

        The following table sets forth information regarding the fees for professional services rendered by the Company's independent registered public accounting firm, Deloitte & Touche LLP, in each of the last two fiscal years:

Type of Fee	Year Ended February 3, 2015		Year Ended February 2, 2016
Audit Fees	$2,303,500		$1,911,400
Audit-Related Fees	—		—
Tax Fees	—		$67,600	(a)
All Other Fees	$1,056,285	(b)	$462,158	(b)

(a)
Reflects amounts billed by Deloitte & Touche LLP for services relating to transaction pricing modeling.

(b)
Reflects amounts billed by Deloitte & Touche LLP for services relating to acquisition due diligence, acquisition investigation activities and secondary offering due diligence.

        In making its determination regarding the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of the services covered in the section entitled "Audit-Related Fees," which consisted primarily of fees related to the Company's benefit plan audit and acquisition-related due diligence, was compatible with maintaining such independence. All of the work performed by Deloitte & Touche LLP was performed by full-time employees of the firm.

        The retention of the independent registered public accounting firm to audit the Company's financial statements is approved each year by the Audit Committee. The Audit Committee also regularly evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm's independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. Additionally, subject to ratification by the full Audit Committee, the Audit Committee has delegated its authority to Mr. Creager to approve the engagement of the Company's independent registered public accounting firm for the provision of non-audit services, not to exceed $100,000. The Audit Committee receives periodic updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

Audit Committee Pre-Approval Policy

        The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. All audit and non-audit services provided by the independent registered public accounting firm must be approved by the Audit Committee, through its Chairman, other than non-audit services subject to the de minimis exception set forth in Section 10A of the Exchange Act.

 OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding beneficial ownership, as of April 11, 2016, of outstanding shares of common stock by:

  •
  each person or group known to the Company to own more than 5% of the aggregate number of the Company's common stock;

  •
  each member of the Board and each of its named executive officers; and

  •
  all of the Company's directors and executive officers as a group.

        Unless otherwise indicated below, the address for each listed director, officer and unit holder is 5815 Gulf Freeway, Houston, Texas, 77023. Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. To the Company's knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. On April 11, 2016, 37,133,587 shares of common stock were outstanding. These amounts have not been reduced by the number of shares of restricted stock, if any, immediately sold on any vesting date to cover taxes assessed in connection with vesting.

	Company Common Stock Beneficially Owned
Name and Address of Beneficial Owner	#	%
Beneficial Owners of 5% or more of the Company's shares:
Investment funds associated with J.W. Childs(1)	13,599,280	36.6%
Investment funds associated with Berkshire Partners Holdings LLC(2)	5,035,133	13.6%
Investment funds associated with 40 North Management LLC(3)	3,630,262	9.8%
Pennant Capital Management, LLC(4)	2,718,389	7.3%
Capital Research Global Investors (U.S.)(5)	2,637,645	7.1%
Wasatch Advisors, Inc.(6)	1,925,145	5.2%
Directors and Executive Officers:
Dale R. Carlsen(7)	418,853	1.1%
John W. Childs(8)(9)	326,251	*
Robert E. Creager(10)	1,672	*
Charles R. Eitel(11)	1,143	*
David A. Fiorentino(9)	6,500	*
Karrie D. Forbes(12)	75,415	*
Joseph M. Fortunato(13)	12,215	*
Christopher J. Hadley(14)	—	*
Robert D. Killgore(15)	26,535	*
Kenneth E. Murphy III(16)	96,953	*
Anil Seetharam(14)	—	*
R. Stephen Stagner(17)	915,944	2.5%
Adam L. Suttin(9)(18)	—	*
Frederick C. Tinsey III(19)	17,049	*
William E. Watts(9)(20)	3,500	*
Alexander S. Weiss(21)	38,597	*
All executive officers and directors as a group (19 persons)(22)	2,234,642	6.0%

*
Indicates beneficial ownership of less than 1%

(1)
As reflected on the Amendment No. 9 to Schedule 13D filed with the U.S. Securities and Exchange Commission ("SEC") on February 3, 2016. Represents (i) 540,653 shares of the Company's common stock directly owned by Winter Street Opportunities Fund, L.P., a Delaware limited partnership, whose general partner is J.W. Childs Advisors III, L.P., (ii) 18,787 shares directly owned by JWC Fund III Co-Invest, LLC, a Delaware limited liability company, whose managing member is J.W. Childs Associates, L.P, and (iii) 12,713,589 shares directly owned by JWC Mattress Holdings, LLC, a Delaware limited liability company, whose managing member is J.W. Childs Associates, Inc. J.W. Childs Associates, L.P. is the general partner of J.W. Childs Advisors III, L.P. and the manager of JWC Fund III Co-Invest, LLC. J.W. Childs Associates, Inc. is the general partner of J.W. Childs Associates, L.P. J.W. Childs Associates, Inc. has voting and investment control of each of Winter Street Opportunities Fund, L.P. and JWC Fund III Co-Invest, LLC and also manages JWC Mattress Holdings, LLC and, as a result, may be deemed to have indirect beneficial ownership of the securities held by JWC Mattress Holdings, LLC. Each of the J.W. Childs entities referenced above disclaims beneficial ownership of any securities other than the securities directly held by such entity. The business address for each of the J.W. Childs entities is 1000 Winter Street, Suite 4300, Waltham, MA 02451.

(2)
As reflected on the Form 4's filed with the SEC on April 13, 2016. Represents (i) 1,573,224 shares common stock directly held by Berkshire Fund VIII, L.P., which shares voting and dispositive power with respect to the shares, (ii) 653,688 shares of common stock directly held by Berkshire Fund VIII-A, L.P., which shares voting and dispositive power with respect to the shares, (iii) 2,106,703 shares of common stock directly held by Stockbridge Fund, L.P. (f/k/a Stockbridge Special Situations Fund, L.P.), which shares voting and dispositive power with respect to the shares, (iv) 6,412 shares of common stock held by Stockbridge Absolute Return Fund, L.P., which shares voting and dispositive power with respect to the shares, (v) 187,154 shares of common stock directly held by Stockbridge Master Fund (OS), L.P., which shares voting and dispositive power with respect to the shares and (vi) 507,952 of common stock directly held by Stockbridge Partners LLC on behalf of certain other accounts, which shares voting and dispositive power with respect to the shares. Berkshire Partners LLC is the registered investment adviser of each of Berkshire Fund VIII, L.P. and Berkshire Fund VIII-A, L.P. and as such may be deemed to be the beneficial owner of their respective shares. Stockbridge Partners LLC is the registered investment adviser of each of Stockbridge Fund, L.P. (f/k/a Stockbridge Special Situations Fund, L.P.), Stockbridge Absolute Return Fund, L.P., and Stockbridge Master Fund (OS), L.P. and as such may be deemed to be the beneficial owner of their respective shares. BPSP, L.P is the managing member of each of Stockbridge Partners LLC and Berkshire Partners LLC and as such may be deemed to beneficially own the shares that each of them are deemed to beneficially own. As the general partner of BPSP, L.P., Berkshire Partners Holdings LLC may be deemed to be the beneficial owner of the shares that BPSP, L.P. is deemed to beneficially own. Each of the Berkshire Partners Holdings entities referenced above disclaims beneficial ownership of any securities except to the extent of its pecuniary interest therein. Each of the Berkshire Partners Holdings entities lists its address as 200 Clarendon Street, 35th Floor, Boston, Massachusetts 02116.

(3)
As reflected on the Schedule 13D/A filed with the SEC on February 18, 2016. Represents (i) 2,465,971 shares held directly by 40 North Latitude SPV-B LLC and (ii) 1,164,291 shares held directly by 40 North Latitude Master Fund Ltd. 40 North Management LLC, a Delaware limited liability company ("40 North Management"), serves as principal investment manager to 40 North Latitude Fund LP and 40 North Latitude Master Fund Ltd. As such, 40 North Management has been granted investment discretion over various portfolio investments, including the shares of the Company's common stock, held by 40 North Latitude SPV-B LLC and 40 North Latitude Master Fund Ltd. David S. Winter and David J. Millstone each serve as the sole members of 40 North Management and 40 North GP III LLC, as the principals of 40 North Latitude SPV-B LLC and 40 North Latitude Master Fund Ltd. Each of 40 North Management, 40 North Latitude

  SPV-B LLC, 40 North Latitude Master Fund Ltd., 40 North Latitude Fund LP, 40 North GP III LLC, Mr. Winter and Mr. Millstone list their respective address as 9 West 57th Street, 30th Floor, New York, New York 10019.

(4)
As reflected on the Amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2016. Represents shares deemed beneficially owned by Alan Fournier, Pennant Capital Management, LLC and Pennant Windward Master Fund, L.P.. Mr. Fournier, Pennant Capital Management, LLC and Pennant Windward Master Fund, L.P. list their respective addresses as One DeForest Avenue, Suite 200, Summit, New Jersey 07901. According to such Schedule 13G/A, Mr. Fournier and Pennant Capital Management, LLC share voting and dispositive power with respect to such shares.

(5)
As reflected on the Schedule 13G filed with the SEC on February 10, 2016. Represents 2,637,645 shares beneficially owned by Capital Research Group Investors. Capital Research Group Investors has sole voting and sole dispositive power with respect to these shares. The address for Capital Research Group Investors is listed as 333 South Hope Street, Los Angeles, California 90071.

(6)
As reflected on the Schedule 13G filed with the SEC on February 16, 2016. Represents 1,925,145 shares beneficially owned by Wasatch Advisors, Inc. Wasatch Advisors, Inc. has sole voting and sole dispositive power with respect to these shares. The address for Wasatch Advisors, Inc. is listed as 505 Wakara Way, Salt Lake City, Utah 84108.

(7)
Represents (i) 2,470 shares of common stock held by Mr. Carlsen directly, (ii) 389,764 shares held by the Dale R. Carlsen Stock Trust U.D.T. August 5, 1997, for which Mr. Carlsen is trustee, (iii) 10,952 shares held by the Joseph P. Carlsen 2000 Trust, for which Mr. Carlsen is trustee, (iv) 10,952 shares held by the Meghan E. Carlsen 2000 Trust, for which Mr. Carlsen is trustee, (v) 382 shares held by the Dale R. Carlsen Family Revocable Trust, for which Mr. Carlsen and his wife are trustees, and (vi) unexercised vested options to purchase 4,333 shares of common stock at an exercise price of $60.74 per share. Excludes 3,859 shares of unvested restricted stock issued under an equity award granted on September 9, 2015 for which Mr. Carlsen does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on September 9, 2019. For detail on this award, as well as its vesting schedule, please see the Outstanding Equity Awards at Fiscal Year End Table on page 38 of this Proxy Statement.

(8)
Includes shares of common stock held by the John W. Childs 2013 Charitable Remainder Trust, of which Mr. Childs is the sole trustee and retains the voting and investment rights. Additionally, as Chairman and Chief Executive Officer of J.W. Childs and the sole stockholder of J.W. Childs Associates, Inc., John W. Childs may be deemed to have indirect beneficial ownership of the securities held by JWC Mattress Holdings, LLC, referenced above. Mr. Childs expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein.

(9)
Messrs. Childs, Fiorentino, Suttin and Watts are employees of J.W. Childs and, by virtue of this and the relationships described in note (1) above, may be deemed to share voting and dispositive power with respect to the 13,599,280 shares of the Company's common stock directly held, in the aggregate, by JWC Mattress Holdings, LLC, Winter Street Opportunities Fund, L.P. and JWC Fund III Co-Invest, LLC. Each of Messrs. Childs, Fiorentino, Suttin and Watts expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein.

(10)
Excludes 1,440 shares of unvested restricted stock issued under an equity award granted on February 3, 2016 for which Mr. Creager does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on February 3, 2017.

(11)
Excludes 1,440 shares of unvested restricted stock issued under an equity award granted on February 3, 2016 for which Mr. Eitel does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on February 3, 2017.

(12)
Includes unexercised vested options to purchase an aggregate of 19,050 shares of the Company's common stock under awards that were granted on November 17, 2011, September 4, 2013 and September 2, 2014, which have not yet fully vested. Excludes an aggregate of 8,995 shares of unvested restricted stock issued under equity awards granted on September 4, 2013, September 2, 2014 and September 9, 2015, respectively, for which the reporting person does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on September 4, 2017, September 2, 2018 and September 9, 2019. For detail on these awards, as well as their vesting schedule, please see the Outstanding Equity Awards at Fiscal Year End Table on page 38 of this Proxy Statement. Excludes an aggregate of 18,774 vested shares of the Company's common stock and vested unexercised options to purchase shares of the Company's common stock directly held by Matthew Forbes, Ms. Forbes' husband, as to which Ms. Forbes disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(13)
Excludes 1,440 shares of unvested restricted stock issued under an equity award granted on February 3, 2016 for which Mr. Fortunato does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on February 3, 2017.

(14)
Mr. Hadley is an employee of Berkshire Partners LLC and Mr. Seetharam is an employee of Stockbridge Partners LLC, and, by virtue of these employment relationships and the relationships described in note (2) above, may be deemed to share voting and dispositive power with respect to the 5,035,133 shares of the Company's common stock directly held, in the aggregate, by Berkshire Fund VIII, L.P., Berkshire Fund VIII-A, L.P., Stockbridge Fund, L.P. (f/k/a Stockbridge Special Situations Fund, L.P.), Stockbridge Absolute Return Fund, L.P., Stockbridge Master Fund (OS), L.P. and Stockbridge Partners LLC. Each of Messrs. Hadley and Seetharam expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein.

(15)
Mr. Killgore retired from the Company effective April 1, 2016.

(16)
Includes unexercised vested options to purchase an aggregate of 43,991 shares of the Company's common stock under awards that were granted November 17, 2011, September 4, 2013 and September 2, 2014, which have not yet fully vested. Excludes an aggregate of 79,877 shares of unvested restricted stock issued under equity awards granted on September 4, 2013, September 2, 2014, September 9, 2015 and March 21, 2016, respectively, for which Mr. Murphy does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on September 4, 2017, September 2, 2018, September 9, 2019 and March 21, 2020. For detail on these awards, as well as their vesting schedule, please see the Outstanding Equity Awards at Fiscal Year End Table on page 38 of this Proxy Statement.

(17)
Includes unexercised vested options to purchase an aggregate of 149,985 shares of the Company's common stock under awards that were granted November 17, 2011, September 4, 2013 and September 2, 2014, which have not yet fully vested. Excludes an aggregate of 32,499 shares of unvested restricted stock issued under equity awards granted on September 4, 2013, September 2, 2014 and September 9, 2015, respectively, for which Mr. Stagner does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on September 4, 2013, September 2, 2014 and September 9, 2015. For detail on these awards, as well as their vesting schedule, please see the Outstanding Equity Awards at Fiscal Year End Table on page 38 of this Proxy Statement.

(18)
Excludes 12,500 shares of the Company's common stock directly held by the Adam L. Suttin Irrevocable Family Trust for the benefit of Mr. Suttin's wife and children, as to which Mr. Suttin disclaims beneficial ownership. Mr. Suttin's wife and mother are co-trustees of the Adam L. Suttin Irrevocable Family Trust and collectively hold sole voting and dispositive power over the shares.

(19)
Excludes 1,440 shares of unvested restricted stock issued under an equity award granted on February 3, 2016 for which Mr. Tinsey does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on February 3, 2017.

(20)
Includes 1,000 shares held directly by The Watts Charitable Fund—Ayco Charitable Foundation, of which Mr. Watts is the sole trustee. Mr. Watts expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d 3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein.

(21)
Includes unexercised vested options to purchase an aggregate of 19,374 shares of the Company's common stock under awards that were granted on September 4, 2013, April 24, 2013 and September 2, 2014 and unexercised options to purchase an aggregate of 4,375 shares of common stock that will vest, if all vesting conditions are met, on April 24, 2016. Excludes an aggregate of 35,719 shares of unvested restricted stock issued under equity awards granted on September 4, 2013, September 2, 2014, September 9, 2015 and December 16, 2015 for which Mr. Weiss does not have voting or investment power. These shares will be fully vested, if all vesting conditions are met, on September 4, 2017, September 2, 2018, September 9, 2019 and December 16, 2019. For detail on these awards, as well as their vesting schedule, please see the Outstanding Equity Awards at Fiscal Year End Table on page 38 of this Proxy Statement.

(22)
Includes (i) unexercised vested options to purchase an aggregate of 289,794 shares of the Company's common stock that vested under awards granted on November 17, 2011, September 4, 2013, September 2, 2014 and September 9, 2015, (ii) unexercised options to purchase an aggregate of 4,375 shares of common stock that will vest, if all vesting conditions are met, on April 24, 2016, and (iii) 3,208 shares of restricted stock that will vest, if all vesting conditions are met, on April 29, 2016. Excludes an aggregate of 234,892 shares of unvested restricted stock with respect to which the holders thereof do not have voting or investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for fiscal 2015, except with respect to late Form 4 filed on behalf of Mr. Stagner relating to a change in beneficial ownership that occurred on March 1, 2016 and for Mr. Killgore relating to a change in beneficial ownership that occurred on October 20, 2015.

Financial and Other Information

        As described above and in the Company's Notice of Internet Availability of Proxy Materials, the Company has made available to you the 2015 Annual Report at http://www.proxyvote.com. The 2015 Annual Report can also be accessed on the Internet at the SEC Filings section of the Investor Relations section of the Company's website, http://www.mattressfirm.com, and at the website of the SEC, http://www.sec.gov. The documents are also available without charge by requesting them in writing from Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, Texas 77023.

Proposals of Stockholders

Proposals to be included in the proxy statement.

        In order to be included in the Company's proxy materials for presentation at the 2017 Annual Meeting of Stockholders, a stockholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be received by the Secretary of the Company at 5815 Gulf Freeway, Houston, Texas 77023, not less than 120 days prior to April 21, 2017 and must comply with the requirements of Rule 14a-8 of the Exchange Act. However, if the date of our 2017 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2016 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2017 Annual Meeting.

Other proposals (not to be included in the proxy statement)

        Under the Company's Amended and Restated Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Pursuant to the Company's Amended and Restated Bylaws, if you wish to bring business before the 2017 Annual Meeting of Stockholders, you must give written notice thereof which must be received by the Secretary of the Company at 5815 Gulf Freeway, Houston, Texas 77023 not less than 90 days, nor more than 120 days prior to May 31, 2017. Proposals that do not comply with these notice provisions will not be considered at the 2017 Annual Meeting of Stockholders. However, if the date of the 2017 Annual Meeting is more than 30 days before or after May 31, 2017, notice by the stockholder must be so delivered on or before the close of business on the 15th day after the day we first announce publicly the date of the 2017 Annual Meeting.

        A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the reasons for making the proposal at the annual meeting, (iii) the text of the proposal, (iv) the name and record address of the stockholder making such proposal and any other stockholder or affiliate on whose behalf the proposal is made, (v) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder and any other stockholder or affiliate on whose behalf the proposal is made, (vi) a description of any Derivative Instruments directly or indirectly owned beneficially or of record by such stockholder, and any other stockholder or affiliate on whose behalf the proposal is made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder and any other stockholder or affiliate on whose behalf the proposal is made, (vii) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, and any other stockholder or affiliate on whose behalf the proposal is made, has a right to vote any securities of the Company, (viii) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, and any other stockholder or affiliate on whose behalf the proposal is made, is a general partner or beneficially owns an interest in a general partner, (ix) any performance-related fees (other than an asset-based fee) that such stockholder, and any other stockholder or affiliate on whose behalf the proposal is made, is entitled to, based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (x) any other information relating to such stockholder, and any other stockholder or affiliate on whose behalf the proposal is made, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act, (xi) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (xi) any material interest of the stockholder in the proposal and (xii) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal. The Company does not intend to entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in the Company's Amended and Restated Bylaws. See "Corporate Governance—Procedures for Stockholders to Recommend Director Nominees" for a discussion of the stockholder requirements for proposing director nominations. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following Class II directors: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Christopher J. Hadley 02 Anil Seetharam The Board of Directors recommends you vote FOR proposals 2 and 3. 2. to approve, in a non-binding advisory vote, the compensation of the company's named executive officers. For 0 0 Against 0 0 Abstain 0 0 3. to ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for fiscal year 2016. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Investor Address Line 2 Investor Address Line 4 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000288941_1 R1.0.1.25 YesNo Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 MATTRESS FIRM HOLDING CORP. 5815 GULF FREEWAY HOUSTON, TX 77023 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com MATTRESS FIRM HOLDING CORP. Annual Meeting of Stockholders May 31, 2016 5:30 PM This proxy is solicited by the Board of Directors. The stockholders hereby appoint Kenneth E. Murphy III and Alexander S. Weiss or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MATTRESS FIRM HOLDING CORP. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 5:30 PM CDT on May 31, 2016, at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010 and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000288941_2 R1.0.1.25